                                                                   EXHIBIT 10.32


                 CANDLEWOOD HOTEL COMPANY FUND I, LLC, Borrower

                                 LOAN AGREEMENT

                            Dated as of June 1, 1999

               BOSTON CAPITAL INSTITUTIONAL ADVISORS LLC, Lender

                                TABLE OF CONTENTS

                                                                                          Page
1. Definitions; Certain Rules of Construction .......................................       1
2. The Loan .........................................................................      16
   2.1. Loan Facility ...............................................................      16
   2.2. Maximum Available Loan and Tranche Amounts ..................................      16
   2.3. Borrowing Requests ..........................................................      16
   2.4. The Loan Account and the Note ...............................................      17
   2.5. Advances ....................................................................      17
        2.5.1. Method of Making Advances ............................................      17
        2.5.2. Timing of Advances ...................................................      17
        2.5.3. Advances after an Event of Default ...................................      18
   2.6. Application of Proceeds .....................................................      18
3. Interest; Fees ...................................................................      19
   3.1. Interest ....................................................................      19
   3.2. Commitment Fee ..............................................................      19
   3.3. Changes in Circumstances; Yield Protection ..................................      19
        3.3.1. Reserve Requirements, etc ............................................      19
        3.3.2. Taxes ................................................................      19
        3.3.3. Regulatory Changes ...................................................      21
        3.3.4. Compensation Claims ..................................................      21
        3.3.5. Mitigation ...........................................................      21
        3.3.6. Other Lenders ........................................................      21
   3.4. Computations of Interest and Fees ...........................................      21
4. Payment ..........................................................................      21
   4.1. Payment at Maturity .........................................................      22
   4.2. Restrictions  on  Prepayment ................................................      22
   4.3. Prepayments Generally; Prepayments on Sales of Approved Projects;
   Prepayments in Connection with Refinancing and Debt Service Coverage Test ........      22
   4.4. Prepayments from Increased Equity Contribution by Candlewood ................      22
   4.5. Involuntary Prepayments .....................................................      23
   4.6. No Reborrowing ..............................................................      23
   4.7. Payments to be made with Accrued Interest ...................................      23
   4.8. Order of Application of Payments ............................................      23
5. Conditions to Making Loan  Advances ..............................................      23
   5.1. Conditions to Loan Advances as of the Date of this Agreement ................      23
        5.1.1.  Note ................................................................      23

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

                                                                                          Page
        5.1.2. Payment of Lender's Expenses .........................................      24
        5.1.3. Pledge Agreements ....................................................      24
        5.1.4. Key Principal Recourse Agreement .....................................      24
        5.1.5. Environmental Indemnity ..............................................      24
        5.1.6. Assignment and Subordination of Administrative Services Agreement ....      24
        5.1.7. Administrative Services Agreement ....................................      24
        5.1.8. Legal Opinion ........................................................      24
   5.2. Conditions to Loan Advances related to Approved Projects ....................      25
        5.2.1. Approved Project Agreement ...........................................      25
        5.2.2. Approved Project Collateral Documents ................................      25
        5.2.3. Execution of Collateral Documents by other Parties ...................      26
        5.2.4. Approved Project Deliveries ..........................................      26
        5.2.5. Opportunity to Inspect ...............................................      29
        5.2.6. Senior Construction Loan Documents ...................................      29
        5 2.7. Required Candlewood Equity Contribution ..............................      30
   5.3. Conditions to Each Loan Advance .............................................      30
        5.3.1. Section 5.1 Conditions ...............................................      30
        5.3.2. Perfection of Security ...............................................      30
        5.3.3. Solvency Certificate .................................................      30
        5.3.4. Adverse Market Change ................................................      31
        5.3.5. Payment of Lender's Expenses .........................................      31
        5:3.6. Proper Proceedings ...................................................      31
        5.3.7. General ..............................................................      31
        5.3.8. Officer's Certificate ................................................      32
        5.3.9. Legality, etc. .......................................................      32
        5.3.10. AIA Form 6702 .......................................................      32
6. General Covenants ................................................................      32
   6.1. Taxes and Other Charges; Accounts Payable ...................................      32
        6.1.1. Taxes and Other Charges ..............................................      32
        6.1.2. Accounts Payable .....................................................      33
   6.2. Conduct of Business, etc. ...................................................      33
        6.2.1. Types of Business ....................................................      33
        6.2.2. Maintenance of Properties and Existence ..............................      33
        6.2.3. Statutory Compliance .................................................      33
        6.2.4. Compliance with Material Agreements ..................................      34
   6.3. Insurance ...................................................................      34
        6.3.1. Property Insurance ...................................................      34
        6.3.2. Liability  Insurance .................................................      34



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

                                                                                          Page
        6.3.3. Business Interruption Insurance ......................................      34
        6.3.4. Intentionally Omitted ................................................      35
        6.3.5. Flood Insurance ......................................................      35
        6.3.6. Other Insurance Coverages ............................................      35
   6.4. Other Insurance Terms .......................................................      35
   6.5. Financial Statements and Reports ............................................      36
        6.5.1. Annual Reports .......................................................      36
        6.5.2. Quarterly and Monthly Reports ........................................      37
        6.5.3. Other Reports ........................................................      37
        6.5.4. Notice of Litigation, Defaults, etc ..................................      38
        6.5.5. Other Information; Audit .............................................      38
   6.6. Debt Service Test ...........................................................      38
   6.7. Indebtedness ................................................................      39
   6.8. Guarantees; Letters of Credit ...............................................      39
   6.9. Liens .......................................................................      40
   6.10. Investments and Acquisitions ...............................................      40
   6.11. Distributions ..............................................................      41
   6.12. Asset Dispositions and Mergers .............................................      41
   6.13. Issuance of Membership Interests by Subsidiaries ...........................      42
   6.14. Intentionally Omitted ......................................................      42
   6.15. Derivative Contracts .......................................................      43
   6.16. Negative Pledge Clauses ....................................................      43
   6.17. ERISA, etc. ................................................................      43
   6.18. Transactions with Affiliates ...............................................      43
   6.19. Environmental Laws .........................................................      43
   6.20. Senior Construction Loans ..................................................      43
7. Representations and Warranties ...................................................      44
   7.1. Organization and Business ...................................................      44
        7.1.1. The Borrower .........................................................      44
        7.1.2. Subsidiaries .........................................................      44
        7.1.3. Qualification ........................................................      44
        7.1.4. Capitalization .......................................................      44
        7.1.5. Intentionally Omitted ................................................      44
        7.1.6. No Prior Business Activity ...........................................      45
   7.2. Proforma Financial Statements; Material Agreements ..........................      45
        7.2.1. Proforma Financial Statements and Other Information ..................      45
        7.2.2. Material Agreements ..................................................      45
   7.3. No Agreements Relating to Indebtedness, Investments, etc. ...................      45
   7.4. Title to Assets .............................................................      45



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

                                                                                          Page
   7.5. Operations in Conformity With Law, etc. .....................................      45
   7.6. Litigation ..................................................................      46
   7.7. Authorization and Enforceability ............................................      46
   7.8. No Legal Obstacle to Agreements .............................................      46
   7.9. Defaults ....................................................................      47
   7.10. Licenses, Permits and Approvals ............................................      47
   7.11. Tax Returns ................................................................      47
   7.12. No Pension Plans ...........................................................      48
   7.13. Environmental Compliance ...................................................      48
   7.14. Government Regulation; Margin Stock ........................................      48
   7.15. Accuracy of Submitted Information ..........................................      48
   7.16. Disclosure .................................................................      48
   7.17. Adverse Market Change ......................................................      48
8. Defaults .........................................................................      49
   8.1. Events of Default ...........................................................      49
        8.1.1. Payment ..............................................................      49
        8.1.2. Other Covenants ......................................................      49
        8.1.3. Representations and Warranties .......................................      49
        8.1.4. Senior Construction Loans Cross Default, etc. ........................      49
        8.1.5. Other Borrower or Candlewood Obligations to the Lender Cross Default .      50
        8.1.6. Ownership; Liquidation; etc. .........................................      50
        8.1.7. Enforceability, etc. .................................................      51
        8.1.8. Judgments ............................................................      51
        8.1.9. Bankruptcy, etc ......................................................      51
        8.1.10. Debt Service Coverage ...............................................      52
8.2. Certain Actions Following an Event of Default ..................................      52
        8.2.1. Terminate Obligation to Make Loan Advances ...........................      52
        8.2.2. Specific Performance; Exercise of Rights .............................      53
        8.2.3. Acceleration .........................................................      53
        8.2.4. Enforcement of Payment; Loan Security; Setoff ........................      53
        8.2.5. Right to Cure Senior Construction Loan Default .......................      53
        8.2.6. Cumulative Remedies ..................................................      54
   8.3. Interest and Late Charges with respect to Defaults ..........................      54
   8.4. Annulment of Defaults .......................................................      54
   8.5. Waivers .....................................................................      54
   8.6. Candlewood Right to Cure ....................................................      55
9. Expenses; Indemnity ..............................................................      55
   9.1. Expenses ....................................................................      55



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

                                                                                          Page
   9.2. General Indemnity ...........................................................      56
10. Successors and Assigns; Lender Assignments and Participations ...................      56
   10.1. Successors and Assigns .....................................................      56
   10.2. Assignments by the Lender ..................................................      57
        10.2.1. Operations; Agent ...................................................      57
        10.2.2. Assignees and Assignment Procedures .................................      57
        10.2.3. Substitution of Notes ...............................................      57
        10.2.4. Further Assurances ..................................................      58
   10.3. Participants ...............................................................      58
11. Confidentiality .................................................................      59
12. Certain Special Provisions ......................................................      59
   12.1. Single Purpose Entity ......................................................      59
        12.1.1. Definition ..........................................................      59
        12.1.2. Independent Existence ...............................................      60
        12.1.3. Separate Assets .....................................................      60
        12.1.4. Separate Records ....................................................      61
        12.1.5. Separate Liabilities ................................................      61
        12.1.6. Separate Identification .............................................      61
        12.1.7. Adequate Capitalization .............................................      61
   12.2. Candlewood Member's Equity Contribution ....................................      61
   12.3. Certain Transaction and Due Diligence Expenses .............................      62
   12.4. Subordination of Collateral with respect to Approved Projects ..............      63
   12.5. Brokers, Investment Bankers and other Advisors .............................      63
   12.6. Total Project Costs ........................................................      63
13. Notices .........................................................................      63
14. Liability of the Lender .........................................................      65
   14.1. No Relationship with Vendors ...............................................      65
   14.2. No Rights of Third Parties .................................................      65
15. General Provisions ..............................................................      65
   15.1. Course of Dealing; No Implied Waivers; Amendments ..........................      65
   15.2. Defeasance .................................................................      66
   15.3. Intentionally Omitted ......................................................      66
   15.4. Certain Obligor Acknowledgments ............................................      66
   15.5. Venue; Service of Process Certain Waivers ..................................      66



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

                                                                                          Page
   15.6. WAVER OF JURY TRIAL ........................................................      67
   15.7. Interpretation; Governing Law; etc .........................................      67

                                         EXHIBITS

5.1.1.    Note
5.1.3.A   Borrower Pledge Agreement
5.1.3.B   Parent Pledge Agreement
5.1.4.    Key Principal Recourse Agreement
5.1.5.    Environmental Indemnity.
5.1.6.    Assignment and Subordination of Administrative Services Agreement
5.1.8.    Form of Latham & Watkins Opinion
5.2.1.    Approved Project Agreement
5.2.2.A   Guarantee Agreement
5.2.2.B   Blanket Assignment
5.2.2.C   Assignment and Subordination of Franchise Agreement
5.2.2.D   Assignment and Subordination of Management Agreement
5.2.2.E   Mortgage
5.2.2.F   Security Agreement
5.2.2.I   Assignment of Reservations Service Agreement
5.2.4.C   Environmental Questionnaire
5.3.3.    Solvency Certificate
5.3.8.    Officer's Certificate
6.5.1.B   Certificate Re: No Default
6.5.2.A   Quarterly Report Certificate
7.2.2     Material Agreements

                                 LOAN AGREEMENT

     This Agreement, dated as of June 1, 1999, is by and between CANDLEWOOD HOTEL COMPANY FUND I, LLC, a Delaware limited liability company (the "Borrower"), and BOSTON CAPITAL INSTITUTIONAL ADVISORS LLC, a Delaware limited liability company (the "Lender"). The parties agree as follows:

                                   Recitals:

     Pursuant to this Agreement, the Lender is extending to the Borrower a term loan facility of $37,500,000 (the "Loan"). The Loan matures on the Maturity Date. The Loan is secured by liens on substantially all of the assets (including the membership interests in the Subsidiaries) of the Borrower and by a pledge of certain membership interests in the Borrower. The Loan may be guaranteed by the Borrower's Subsidiaries and may be secured by liens on the assets of the Borrower's Subsidiaries. The proceeds of the Loan shall be used by the Borrower to fund a portion of any required equity contribution to the Borrower's Subsidiaries for Approved Projects to be owned by such Borrower's Subsidiaries and to pay for costs and expenses incurred in establishing such Borrower's Subsidiaries for Approved Projects and for due diligence costs related to Approved Projects.

     1. Definitions; Certain Rules of Construction. Certain capitalized terms are used in this Agreement and in the other Loan Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Loan Documents and (h) references to "Dollars" or "$" mean United States Funds. References to "the date hereof" mean the date first set forth above.

"Administrative Service Agreement" is defined in Exhibit 7.2.2.

"Adjusted Net Income" means for any given period the sum of (a) gross revenue from operations received by a Person for such period plus (b) any interest reserves available to such Person (under either a Tranche or a Senior Construction Loan applicable to such Person) to pay debt service on such loans for such period minus(x) operating expenses incurred by such Person for such period (including real estate and other taxes payable by such Person but excluding income taxes payable by the direct or indirect members of the Borrower who are required to pay such taxes in respect of the income received by the Borrower during such period), and (y) debt service payable in respect of the Senior Construction Loan by such Person for such period.

        "Affiliate" means, with respect to the Borrower (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Borrower (or such specified Person), and shall include (a) any officer, director, managing member or manager of the Borrower (or such specified Person), (b) any Person of which the Borrower (or such specified Person) or any Affiliate (as defined in clause (a) above) of the Borrower (or such specified Person) shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests or (c) any Person directly or indirectly controlling the Borrower (or such specified Person) through a management agreement, voting agreement or other contract.

        "Agreement" means this Loan Agreement as from time to time amended, modified and in effect.

        "Applicable Percentage" shall mean (a) ten percent (10%) (i) on or before the date one year after the initial advance of the Loan or (ii) after such date as long as at least ten (10) Approved Projects are then committed to by the Lender and (b) fifteen percent (15%) after the date one year after the initial advance of the Loan if ten (10) Approved Projects are not then committed to by the Lender.

        "Applicable Rate" has the meaning set forth in the Note.

        "Appraisal" means for each Approved Project either (a) the appraisal required by the Senior Construction Lender for such Approved Project provided such appraisal satisfies the Appraisal Standards and is reasonably satisfactory in form and substance to the Lender or (b) if such appraisal is not reasonably satisfactory in form and substance to Lender, another appraisal for such Approved Project provided such other appraisal satisfies the Appraisal Standards and is reasonably satisfactory in form and substance to the Lender.

        "Appraisal Standards" means an appraisal by an MAI qualified appraiser reasonably satisfactory to the Lender with at least five years experience in evaluating commercial real estate properties comparable to the applicable Approved Project and incorporating usual and customary standards and provisions for an appraisal of a commercial real estate property including calculations of appraised value based on replacement cost, comparable sales and income methods.

        "Appraised Value" means the value of an Approved Project established by an Appraisal of such project.

        "Approved Project" means a project involving an extended stay hotel and related assets to be owned by a Hotel Owner with respect to which information about the project in form and substance satisfactory to the Lender including, without limitation thereto, unless expressly waived by the Lender, the following matters has been provided to and reviewed and approved by the Lender:

                (a) the project location.

                (b) the contemplated size of the facility including the contemplated square footage of the buildings and other improvements, the contemplated number of rooms and the contemplated number of parking spaces.

                (c) marketing information regarding the project, the project location and competitive properties including (1) local maps indicating locations of competing hotels and of demand generators; (2) a regional map indicating the location of Candlewood Hotels and proposed Candlewood Hotels; (3) a comprehensive list of all demand generators including lists by Dun & Bradstreet and the local chamber(s) of commerce; (4) a list of all hotels, and to the extent known, proposed hotels, in the marketplace noting direct competitors including such competitors' occupancy rates, ADR, RevPar and available amenities; (5) a Smith Travel Research Report and other relevant independent market research and reports and (d) a memorandum from Candlewood describing the strengths and weaknesses of the proposed projects highlighting demand generators, supply, strength of location versus competition, property access, amenities and other merits of the project from a market and competitive standpoint.

                (d) the budget for development, design, construction, startup of initial operations and the first full year of operations (including all anticipated hard and soft costs, debt service reserves and contingency amounts).

                (e) anticipated Senior Construction Loan terms or if available a term sheet or commitment for a Senior Construction Loan to finance the project including to the extent available, detailed information on (i) the level of collateral and controls the applicable Senior Construction Lender will allow the Lender to have with respect to the Hotel Owner of the project, (ii) the terms of any required subordination of the Loan to such Senior Construction Loan and (iii) when the equity for the project must be contributed.

                (f) the expected Total Required Equity required to fund such project including the anticipated Equity Contribution by Candlewood and the portion of the Loan Amount to be allocated to the project (as approved by the Lender such portion of the Loan Amount shall be the Tranche Amount for such project).

                (g) a site plan for the project.

                (h) proforma financial statements for the project from expected commencement of business operations through the end of the fifth full calendar year following the initial calendar year of operations with the first one year presented on a monthly basis and the last four years presented on an annual basis and including (1) a construction draw schedule showing the expected timing and proportionate draw downs of Equity Contributions to the Borrower, the Loan and the applicable Senior Construction Loan and (2) detail regarding when revenue from operations of the project are expected to commence and when interest reserves for the project are expected to be depleted.

                (i) the promotional and marketing plans for the project.

                (j) any preliminary plans and specifications for the project.

                (k) a time schedule or schedules detailing all significant development, design, construction and operational start up activities and expected completion dates for the project.

                (1) a permit schedule listing all permits needed for the project, which permits have been obtained and when any permits not already obtained are expected to be obtained in connection with the project including a projected time table.

                (m) hotel management staffing plans.

                (n) any purchase or sale agreement or option agreement for the land comprising such project.

                (o) such other matters as the Lender may from time to time generally or with respect to particular projects reasonably require the Borrower to provide the Lender for evaluation regarding a project.

        The Lender acknowledges that the schedules, budgets, projections and proforma financial statements delivered by the Borrower with respect to proposed projects are not a guarantee that the projected results will actually occur.

        "Approved Project Agreement" is defined in Section 5.2.1.

        "Assignee" is defined in Section 10.2.2.

        "Assignment and Subordination of Administrative Services Agreement" is defined in Section 5.1.6.

        "Assignments" means all Blanket Assignments, all Assignment and Subordination of Franchise Agreements, all Assignment and Subordination of Management Agreements, the

Assignment and Subordination of Administrative Services Agreement and all Assignments of Reservations Service Agreement.

        "Assignment and Subordination of Franchise Agreement" is defined in
Section 5.2.2(c).

        "Assignment and Subordination of Management Agreement" is defined in
Section 5.2.2(d).

        "Assignment of Reservations Service Agreement" is defined in Section 5.2.2(i).

        "Authorized Signatory" means an individual not affiliated with the Lender who (a) is duly authorized to act for the Borrower and its Subsidiaries,
(b) is generally familiar with the condition and affairs of the Borrower and its Subsidiaries, (c) is authorized to execute and deliver documents on behalf of the Borrower and its Subsidiaries and (d) has actual personal knowledge with respect to the matters such individual is being asked to certify to the Lender. To the extent such Authorized Signatory is reporting or certifying as to financial matters such Authorized Signatory shall be the individual who is the chief executive officer or chief financial officer of Candlewood.

        "Bankruptcy Code" means Title 11 of the United States Code.

        "Bankruptcy Default" means an Event of Default referred to in Section 8.1.9.

        "Blanket Assignment" is defined in Section 5.2.2(b).

        "Borrower" has the meaning defined in the preamble hereto.

        "Borrower Pledge Agreement" is defined in Section 5.1.3.

        "Business Day" means any day other than Saturday, Sunday or a day which is a state or federal holiday in Boston, Massachusetts.

        "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

        "Candlewood" means Candlewood Hotel Company, Inc., a Delaware corporation.

        "Candlewood LLC" means Candlewood Hotel Company, L.L.C., a wholly owned subsidiary of Candlewood.

        "Candlewood Member" means Candlewood Ventures I, LLC, a wholly owned subsidiary of Candlewood and a member and the manager of the Borrower.

        "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

        "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

        "Cash Equivalents" means:

                (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S&P.

                (b) corporate obligations having a maturity of nine months or less and rated at least Prime-1 by Moody's or A-1 by S&P.

                (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a repurchase agreement with any financial institution referred to in clause (a) above exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least Aaa by Moody's or AAA by S&P.

                (d) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's or AA by S&P which invests principally in obligations described above.

        "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

        "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

        "Closing Date" means each date on which any loan advance is made pursuant to Section 2.1.

        "Commitment Fee" is defined in Section 3.2.

        "Consolidated" when used with reference to any term, means that term as applied to the accounts of the Borrower (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) in accordance with GAAP.

        "Default" means any Event of Default and any event or condition described in Section 8.1 which with the passage of time or giving of notice, or both, would become an Event of Default, including the filing against the Borrower, any of its Subsidiaries or any other Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

        "Distribution" means, with respect to the Borrower (or other specified Person):

                (a) the declaration or payment of any dividend or distribution on or in respect of any membership interests in the Borrower (or such specified Person);

                (b) the purchase, redemption or other retirement of membership interests in the Borrower (or such specified Person) or any of its Subsidiaries, or of options, warrants or other rights for the purchase of such membership interests, directly, indirectly through a Subsidiary or parent or otherwise;

                (c) any other distribution on or in respect of any membership interests in the Borrower (or such specified Person);

                (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any Indebtedness of the Borrower (or such specified Person) or any of its Subsidiaries which by its terms or the terms of any agreement is subordinated to the payment of the Loan Obligations; and

                (e) any payment, loan or advance by the Borrower (or such specified Person) to, or any other Investment by the Borrower (or such specified Person) in, the holder of any membership interests in the Borrower (or such specified Person) or any Affiliate of such holder (including the payment of administrative, franchise, management and transaction fees and costs including the Transaction Expenses);

provided, however, that the term "Distribution" shall not include payments in the ordinary course of business in respect of advances and reimbursements to officers and directors for travel expenses, and similar expenditures.

        "End of Loan Advance Date" means the later of (w) the date one year from the date of the first loan advance under this Agreement and (x) July 1, 2000; provided, however, if another mezzanine lender acceptable to the Lender and the Borrower is identified and commits in a written agreement in form and substance satisfactory to the Lender to make funds available to loan to the Borrower under this Agreement thereby increasing the Loan Amount, then such date shall be the later of (y) 18 calendar months from the date of the first loan advance under this Agreement and (z) January 1, 2001; provided, further that if the Lender has funded any portion of a Tranche Amount prior to the dates in clauses (w) or (x) above, whichever is applicable, then the End of Loan Advance Date shall be two (2) years after the date hereof.

        "Environmental Indemnity" is defined in Section 5.1.5.

        "Environmental Laws" means all applicable present and future federal, state and local laws, statutes, ordinances, codes, rules, regulations and other governmental orders, directives or requirements (including consent decrees and administrative orders), as well as applicable common law, relating to the protection of human health, public health and safety and the protection of the environment, including CERCLA, RCRA, the federal Occupational Health and Safety Act and all similar state or local statutes or regulations.

        "Equity Contribution" means the amount that Candlewood has caused Candlewood Member to contribute to the Borrower in connection with an Approved Project as provided in Sections 5.2.7 and 12.2.

        "Event of Default" is defined in Section 8.1.

        "Foreign Lender" is defined in Section 3.3.2(b)

        "Franchise Agreement" is defined in Exhibit 7.2.2.

        "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, that in the event of a change in generally accepted accounting principles after the date of this Agreement, either the Borrower or the Lender may request a change in the definition of "GAAP", in which case the parties hereto shall negotiate in good faith with respect to an amendment of this Agreement implementing such change.

        "Guarantee" means, with respect to the Borrower (or other specified Person):

                (a) any guarantee by the Borrower (or such specified Person) of the payment or performance of, or any contingent obligation by the Borrower (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

                (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Borrower (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Borrower (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

                (c) any liability of the Borrower (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

                (d) any liability of the Borrower (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

                (e) any liability of the Borrower (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Borrower and its Subsidiaries) that is consolidated for tax purposes; and

                (f) reimbursement obligations, whether contingent or matured, of the Borrower (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and interest rate protection agreements, in each case whether or not any of the foregoing are reflected on the balance sheet of the Borrower (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

        "Guarantee Agreement" is defined in Section 5.2.2(a).

        "Hotel Owner" means a wholly Owned Subsidiary of the Borrower, organized as a single member Delaware limited liability company as provided in the Borrower's Charter, that owns an Approved Project.

        "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Borrower (or other specified Person) as liabilities, but in any event including (without duplication):

                (a) borrowed money.

                (b) indebtedness evidenced by notes, debentures or similar instruments.

                (c) Capitalized Lease Obligations.

                (d) the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable in the order course of business).

                (e) mandatory redemption or dividend rights on capital stock (or other equity).

                (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other Indebtedness supported or guaranteed thereby).

                (g) liabilities secured by any Lien existing on property owned or acquired by the Borrower (or such specified Person), whether or not the liability secured thereby shall have been assumed.

                (h) all Guarantees in respect of Indebtedness of others.

        "Indemnified Party" is defined in Section 9.2.

        "Investment" means, with respect to the Borrower (or other specified Person).

                (a) any share of capital stock, partnership, limited liability company or other equity interest, evidence of Indebtedness or other security issued by any other Person.

                (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person.

                (c) any Guarantee of the obligations of any other Person.

                (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit.

                (e) any other similar investment.

        The investments described in the foregoing clauses (a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Borrower (or such specified Person) or as security for any such Indebtedness or claim or
(v) demand deposits in banks or similar financial institutions.

        "Key Principal Recourse Agreement" is defined in Section 5.1.4.

        "Legal Requirement" means any present or future requirement imposed upon any of the Lender or the Borrower and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America or where the Borrower or any of its Subsidiaries owns property or conducts its business, or any political subdivision of any of the foregoing. Any such law, statute, rule, regulation, directive, order, decree, guideline or interpretation imposed on the Lender not having the force of law shall be deemed to be a Legal Requirement for purposes of Section 3.3. if (i) the Lender reasonably believes that compliance therewith is customary commercial practice and (ii) the Lender is in fact complying therewith.

        "Lender" has the meaning defined in the preamble hereto.

        "Lexington" is defined in Exhibit 7.2.2.

        "Lien" means, with respect to the Borrower (or any other specified Person):

                (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Borrower (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom.

                (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease).

                (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Borrower (or such specified Person), with or without recourse.

        "LLC Agreement" means the Limited Liability Company Agreement of Candlewood Hotel Company Fund I, LLC dated as of June 1, 1999 by and between Candlewood Ventures I, LLC and BCIA CW Member, LLC.

        "Loan" has the meaning defined in the recitals hereto.

        "Loan Account" is defined in Section 2.4.

        "Loan Amount" means $37,500,000.

        "Loan Documents" means:

                (a) this Agreement, the Note, the Pledge Agreements, the Key Principal Recourse Agreement, the Environmental Indemnity, all Approved Project Agreements, the Guarantee Agreement, all Mortgages, the Assignments, all Security Agreements, each as amended, modified and from time to time in effect; and

                (b) any other present or future agreement or instrument from time to time entered into among the Borrower, any of its Subsidiaries or any other obligor, on the one hand, and the Lender, on the other hand, evidencing or securing the Loan or relating to, amending or modifying this Agreement or any other Loan Document referred to above or which is stated to be a Loan Document, each as amended, modified and from time to time in effect.

        "Loan Joint Venture" means a joint venture limited liability company jointly controlled directly or indirectly by the Lender and Massachusetts Mutual Life Insurance Company.

        "Loan Obligations" means all present and future liabilities, obligations and Indebtedness of the Borrower, any of its Subsidiaries or any other Obligor owing to the Lender (or any Affiliate of a Lender) under or in connection with this Agreement or any other Loan Document, including obligations, in respect of principal, interest, accrued amounts, reimbursement obligations, the Commitment Fee, amounts provided for in Sections 3.3. and 9 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Loan Document (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

        "Loan Participant" is defined in Section 10.3.

        "Loan Security" means all assets now or from time to time hereafter subjected to a pledge, security interest, mortgage, collateral assignment or charge (or intended or required so to be subjected pursuant to any Loan Document) to secure the payment or performance of any of the Loan Obligations on a pari passu basis, including the assets described in the Pledge Agreements.

        "Management Agreement" is defined in Exhibit 7.2.2.

        "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in (a) the financial condition or operations of the Borrower (on an individual basis) or the

Borrower and its Subsidiaries (on a Consolidated basis), whether as a result of
(i) general economic conditions affecting the hotel industry, (ii) difficulties in obtaining supplies and raw materials (iii) fire, flood or other natural calamities, (iv) environmental pollution, (v) regulatory changes, judicial decisions, war or other governmental action or (vi) any other event or development, whether or not related to those enumerated above or (b) the ability of the Obligors to perform their material obligations under the Loan Documents.

        "Material Agreements" is defined in Section 7.2.2.

        "Maturity Date" has the meaning set forth in the Note.

        "Maximum Available Loan Amount" is defined in Section 2.2.

        "Maximum Available Tranche Amount" is defined in Section 2.2.

        "Moody's" means Moody's Investors Service, Inc.

        "Mortgage" is defined in Section 5.2.2 (e).

        "Net Asset Sale Proceeds" means the cash proceeds of the sale or disposition of an Approved Project (including by way of merger) by any Hotel Owner after the date of this Agreement, net of (a) any Indebtedness permitted by
Section 6.7.9 secured by such Approved Project required to be paid from such proceeds, (b) income taxes that, as estimated by the Borrower in good faith, will be required to be paid in cash as a result of, and within 16 months after, such sale or disposition, (c) reasonable reserves for liabilities, escrows and purchase price adjustments resulting from such sale or disposition and (d) all reasonable expenses of the Borrower or the selling Hotel Owner payable in connection with such sale or disposition.

        "Ninety Percent Amount" means ninety percent (90%) of the lesser of the Total Project Cost or the Appraised Value.

        "Note" means that certain Promissory Note dated the date hereof made by the Borrower to the Lender or to the Lender's successors and assigns to evidence the Loan, in the form of Exhibit 5.1.1, as amended, modified and from time to time in effect.

        "Obligor" means the Borrower, Candlewood and each other Person guaranteeing or providing collateral for the Loan Obligations.

        "Parent Pledge Agreement" is defined in Section 5.1.3.

        "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

        "Plan" means, at any date, any pension benefit plan subject to the federal Employee Retirement Income Security Act of 1974 maintained, or to which contributions have been made or are required to be made.

        "Pledge Agreements" means the Parent Pledge Agreement and the Borrower Pledge Agreement.

        "Prepayment Fee" has the meaning set forth in the Note.

        "RCRA" means the federal Resource Conservation and Recovery Act, 42 U.S.C. section 690, et seq.

        "Reservations Service Agreement" is defined in Exhibit 7.2.2.

        "Retest Date" is defined in Section 8.1.10.

        "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, Inc.

        "Security Agreement" is defined in Section 5.2.2(f).

        "Senior Construction Lender" means the lender making a Senior Construction Loan.

        "Senior Construction Loan" means (i) a construction or construction/mini-perm loan to a Hotel Owner for an Approved Project the terms of which construction financing and the Senior Construction Lender for which have each been approved by the Lender and (ii) any permanent refinancing of such construction or construction/mini-perm loan, the terms of which permanent financing and the lender for which have each been approved by the Lender. The Lender agrees that so long as no Event of Default has occurred and is continuing, it shall not unreasonably withhold its consent to any permanent financing if the terms of such permanent financing are in all respects on substantially the same terms and not more adverse to the Lender than the terms of the construction or construction/mini-perm loan such permanent financing is replacing. Further, so long as no Event of Default has occurred and is continuing, the Lender shall consent to any permanent financing if the Borrower prepays at least one hundred twenty five percent (125%) of the Tranche Amount with respect to the Approved Project to which the permanent financing applies in accordance with Section 4.3.

        "Senior Construction Loan Documents" means the loan documents evidencing, securing and otherwise entered into by Hotel Owner and other Persons in connection with a Senior Construction Loan.

        "Single Purpose Entity" is defined in Section 12.1.1.

        "Subsidiary" means any Person of which the Borrower (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own more than 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold more than 50% of the partnership, joint venture, limited liability company or similar interests or (c) be a general partner, joint venturer or managing member.

        "Tax" means any present or future tax, levy, duty, impost, deduction, withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to its obligations hereunder, the Loan, any payment in respect of the Loan Obligations not included in the foregoing; provided, however, that the term "Tax" shall not include taxes imposed upon or measured by the net income, gross receipts, capital or net worth of such Lender or franchise taxes that are imposed in lieu of net income taxes; provided, further, however, that the term "Tax" shall include Withholding taxes in any event.

        "Total Project Cost" means all costs and expenses (hard and soft) whether incurred by Candlewood, the Borrower, the Lender or their respective Affiliates of selecting, investigating, developing, designing, constructing, opening for operations, start-up, financing (including debt service and lender's fees under both the applicable Senior Construction Loan and the applicable Tranche) until cash flow from operations is sufficient to pay debt service with respect to an Approved Project and, for the first ten (10) Approved Projects, an amount equal to ten percent (10%) of the Transaction Expenses, which costs shall be substantiated by evidence in form and substance reasonably satisfactory to the Lender and to the extent any of such costs are not yet expended such portion of such costs shall be based on good faith estimates with a reasonable and supportable basis.

        "Total Required Equity" means for any Approved Project, the Total Project Cost for such Approved Project minus the amount of the applicable Senior Construction Loan.

        "Tranche" means that portion of the Loan allocable to an Approved Project which portion once advanced to the Borrower is to be contributed by the Borrower to the applicable Hotel Owner for such Approved Project.

        "Tranche Amount" means that portion of the Loan Amount allocated to an Approved Project by the Lender. The Tranche Amount for each Tranche shall be determined by the Lender at the time of approving a project for such Tranche as an Approved Project to the extent such amount is then determinable or thereafter when such amount may be finally determined but in any event prior to the first advance of such Tranche and shall be equal to the difference between the Total Required Equity and the Equity Contribution for the applicable

Approved Project. After the Tranche Amount is determined, it shall only be increased with the Lender's consent.

        "Transaction Expenses" is defined in Section 12.3.

        "United States Funds" means such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

        "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally is owned by the Borrower (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

2.      The Loan.

        2.1. Loan Facility. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the date hereof and prior to the End of Loan Advance Date, the Lender will make loans to the Borrower in such amounts as may be requested by the Borrower in accordance with Section 2.3 on the date that is ten (10) Business Days after a request therefore. The aggregate principal amount of loans made under this
Section 2.1 that are available at any time to be borrowed hereunder shall in no event exceed the Maximum Available Loan Amount. The aggregate principal amount of loans with respect to a Tranche made under this Section 2.1 that are available at any time to be borrowed hereunder shall in no event exceed the Maximum Available Tranche Amount.

        2.2. Maximum Available Loan and Tranche Amounts. The term "Maximum Available Loan Amount" means as of any date an amount equal to (x) the Loan Amount minus (y) an amount equal to the principal balance of all loans outstanding to the Borrower made hereunder as of such date and minus (z) an amount equal to all principal amounts prepaid on the Note as of such date in accordance with its terms. The term "Maximum Tranche Amount" means as of any date an amount equal to (x) the Tranche Amount for such Tranche, minus (y) an amount equal to the principal balance of all loans outstanding for such Tranche made to the Borrower under this Agreement as of such date and minus (z) an amount equal to all principal amounts prepaid on the Note applicable to such Tranche in accordance with Section 4.8 as of such date.

        2.3. Borrowing Requests. Subject to the provisions of Section 2.5, the Borrower may from time to time but no more frequently than once a month for each Approved Project, request a loan under Section 2.1 by providing to the Lender a notice. Such notice must be not later than noon (Boston time) on the tenth
(10th) Business Day prior to the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan, and (b) the requested Closing Date therefor, which shall be a Business Day and may not be a Friday or a

Business Day immediately prior to a legal holiday. Each such loan will be advanced in accordance with the provisions of Section 2.5.

        2.4. The Loan Account and the Note. The Lender will establish on its books a loan account for the Borrower (the "Loan Account"), which shall reflect the loan advances made by the Lender pursuant to Section 2.1 and which the Lender shall administer as follows: the Lender shall debit to the Loan Account and the Loan Account shall evidence the principal amount of all advances of the Loan from time to time made by the Lender to the Borrower pursuant to Section 2.1, and the Lender shall credit to the Loan Account all repayments of principal of the Loan from time to time repaid in accordance with the terms of the Note and Sections 4.2, 4.3, 4.4 and 4.5. The Loan Account shall also reflect allocation of all loan advances made by the Lender against each Tranche of the Loan. The outstanding amount of the Loan set forth in the Loan Account shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount in the Loan Account shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note to make payments of principal of or interest on the Note when due. The Loan shall be evidenced by delivery to the Lender of the Note.

        2.5. Advances.

                2.5.1. Method of Making Advances. Depending on the requirements of the applicable Senior Construction Lender for an Approved Project, the Lender shall loan the Tranche Amount or portion of the Tranche Amount applicable to such Approved Project (a) by wire transferring such Tranche or portion thereof to a bank account of the Borrower or to a bank account of the applicable Hotel Owner as the Borrower directs the Lender in writing or (b) if directed by Borrower in writing to an escrow account established in connection with the Senior Construction Loan for such Approved Project or (c) if directed by Borrower in writing to the Senior Construction Lender for such Approved Project. The execution of this Agreement by the Borrower shall constitute an irrevocable authorization to so advance the proceeds of the Loan. All such advances shall satisfy pro tanto the obligations of the Lender to make advances of the Loan pursuant to Section 2.1, shall be treated as a loan advance to the Borrower as of the date so advanced, shall become part of the Loan Obligations and shall be secured by the Loan Security as fully as if made directly to the Borrower in cases where such advances are made to a Person other than the Borrower.

                2.5.2. Timing of Advances. The Lender shall fund the Tranche with respect to any Approved Project at the time required by the applicable Senior Construction Lender. Unless the Senior Construction Lender for an Approved Project requires that all or a portion of the Tranche applicable to such Approved Project be funded in advance, the Lender reserves the right to make advances of portions of Tranches at the same time as or immediately before the Senior Construction Lender for an Approved Project advances portions of the Senior Construction Loan and after compliance with all of the conditions to the Senior Construction Lender's advances of such Senior Construction Loan including approved requisitions, lien waivers, title datedowns, inspections by an inspecting engineer and the like. If the Senior Construction Lender funds the Senior Construction Loan or a portion thereof, then Lender shall fund the applicable Tranche or portion thereof provided the applicable conditions in Section 5 hereof are satisfied. In the event the Lender is advancing a portion of a Tranche at the same time as or immediately before a Senior Construction Lender with respect to an Approved Project, the Lender shall only be required to advance the portion of a Tranche equal to the Lender's pro-rata share of the portion of the total loans (of the applicable Senior Construction Loan and applicable Tranche) for such Approved Project being loaned at the time of such loan advance including multiple advances per month (notwithstanding the provisions of Section 2.3 hereof), if so made by the applicable Senior Construction Lender.

                2.5.3. Advances after an Event of Default. At its option after the occurrence and during the continuance of an Event of Default, the Lender may make any or all loan advances under Section 2.1 to itself or to any other Person as required to complete an Approved Project or to cure a default under a Senior Construction Loan as provided in Section
        8.2.5. Following the occurrence and during the continuance of an Event of Default, the Lender may make loan advances aggregating with all other advances of the Loan in excess of the Loan Amount if the Lender determines such action is necessary to (i) complete an Approved Project,
        (ii) effect a cure of such Event of Default or (iii) protect the Lender's interest in the Loan Security. The execution of this Agreement by the Borrower shall constitute an irrevocable authorization to so advance the proceeds of the Loan. All such advances shall satisfy pro tanto the obligations of the Lender to make advances of the Loan pursuant to Section 2.1, shall be treated as a loan advance to the Borrower as of the date so advanced, shall become part of the Loan Obligations and shall be secured by the Loan Security as fully as if made directly to the Borrower.

        2.6. Application of Proceeds. The Borrower will apply or will cause the applicable Hotel Owners to apply the proceeds of the Loan solely to the Total Project Costs of Approved Projects including Transaction Expenses in accordance with Section 12.3. As provided in Section 2.5.1, the Borrower may (i) direct the Lender to make loan advances directly to a Hotel Owner for an Approved Project,
(ii) instead directly receive such loan advances and further advance or contribute such funds to the applicable Hotel Owner, or (iii) have such loan advances made to the Person or account required by the Senior Construction Lender for such Approved Project. In any event unless the Lender otherwise consents all such Persons shall only use the proceeds of the Loan for the Total Project Cost of the applicable Approved Project with respect to which such portion of the Loan was advanced. Without in any way limiting the foregoing restriction, the Borrower will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Loan Documents to purchase or to carry margin stock or to any transaction prohibited by the Loan Documents or by Legal Requirements applicable to the Borrower or the Lender.

3.      Interest Fees.

        3.1. Interest. The amount of the Loan advanced and outstanding from time to time shall accrue and bear interest at a rate per annum which shall at all times equal the applicable rate set forth in the Note. The Borrower covenants and agrees to pay interest on the Loan in arrears in the manner and on the dates required in the Note. The Borrower hereby authorizes the Lender to pay itself interest due on the Loan in the following manner: on each day interest is due under the terms of the Note, the Lender shall advance to and pay itself a portion of the Loan Amount in an amount equal to interest then due on the Loan. Any payments of interest shall not be subject to the restrictions on advances in
Section 2.3 or the conditions set forth in Section 5. The amount of interest so advanced from time to time by the Lender shall become part of the Loan Obligations the repayment of which shall be secured by the Loan Security as fully as if such amount was paid to the Borrower as a loan advance and such advanced amounts shall themselves bear interest until repaid in full at the applicable rate set forth in the Note.

        3.2. Commitment Fee. In consideration of the Lender's commitment to make the Loan, at the time of the first advance of funds for each Tranche provided for in Section 2.1 the Borrower will pay to the Lender a commitment fee equal in amount to four percent (4%) of the applicable Tranche Amount (the "Commitment Fee"). The Commitment Fee shall be deemed earned at the time paid with respect to a Tranche Amount without regard to whether the entire Tranche Amount is ultimately funded. The Borrower hereby authorizes the Lender to pay itself the Commitment Fee due the Lender by increasing the first loan advance of each Tranche for the amount of the Commitment Fee and by retaining such Commitment Fee. The Commitment Fee as from time to time so paid to the Lender shall be treated as a loan advance to the Borrower as of the date paid, such advanced amounts shall become part of the Loan Obligations the repayment of which shall be secured by the Loan Security and such advanced amounts shall bear interest until repaid in full at the applicable rate set forth in the Note.

        3.3. Changes in Circumstances; Yield Protection.

                3.3.1. Reserve Requirements, etc. If any change in any Legal Requirement after the date hereof shall impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against the Lender and the effect of any of the foregoing shall be to increase the cost to the Lender of issuing, making, funding or maintaining any portion of the Loan, to reduce the amounts received or receivable by the Lender under this Agreement or to require the Lender to make any payment or forego any amounts otherwise payable to the Lender under this Agreement (other than any Tax), then the Lender may claim compensation from the Borrower under Section 3.3.4.

                3.3.2. Taxes.

        (a) All payments of the Loan Obligations shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Borrower is required by law to make such deductions. If (a) the Lender shall be subject to any Tax with respect to any payment of the Loan Obligations or its obligations hereunder or (b) the Borrower shall be required to withhold or deduct any Tax on any payment on the Loan Obligations, then the Lender may claim compensation from the Borrower under Section 3.3.4. Whenever Taxes must be withheld by the Borrower with respect to any payments of the Loan Obligations, the Borrower shall promptly furnish to the Lender for the account of the Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Borrower fails to pay any such Taxes when due or fails to remit to the Lender for the account of the Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Borrower shall indemnify the Lender for any incremental Taxes and interest or penalties that may become payable by the Lender as a result of any such failure. In the event the Lender receives a refund or tax credit of any Taxes for which it has received payment from the Borrower under this Section 3.3.2.(a), the Lender shall promptly pay the amount of such refund or credit to the Borrower, together with any interest thereon actually earned by the Lender. The Lender agrees to take all reasonable steps to obtain any refund or credit to which the Lender is entitled.

        (b) If any Person organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Loan Obligations are exempt from United States withholding tax under an applicable statute or tax treaty becomes a Lender hereunder, such Person shall provide to Borrower a properly completed and executed United States Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the United States Internal Revenue Service or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption") prior to becoming a Lender hereunder. Notwithstanding the foregoing, if a Foreign Lender is unable to deliver a Certificate of Exemption, the Borrower shall be entitled to withhold or deduct any Tax on any payment on the Loan Obligations with respect to such Foreign Lender pursuant to Section 3.3.2 hereof but shall not be required to compensate such Foreign Lender pursuant to Section 3.3.4.

        (c) If the Lender receives notice of a claim for any Taxes, the Lender shall promptly notify the Borrower in writing. If the Borrower reasonably requests, the Lender shall contest such claim in the name of the Lender, or in the Lender's discretion, in the Borrower's name, provided that the Borrower shall pay all expenses incurred by the Lender in such contest, including reasonable attorneys' fees.

        (d) If the Borrower becomes liable for any Taxes, the Lender shall cooperate to mitigate or eliminate such liability by, for example, transferring its interest hereunder to another branch, provided that such action would not require the Lender to bear any unindemnified cost.

        (e) Lender shall consult in good faith with Borrower prior to taking any material action regarding any claim for Taxes

                3.3.3. Regulatory Changes. Except for Taxes addressed in Section 3.3.2, if the Lender shall determine that (a) any change in any Legal Requirement (including any new Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by the Lender with respect to the Loan or the return to be earned by the Lender on the Loan, (ii) impose a cost on the Lender or any Affiliate of the Lender that is attributable to the making or maintaining of, or the Lender's commitment to make, the Loan, or (iii) require the Lender or any Affiliate of the Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by the Lender under any Loan Document (other than Taxes or income or franchise taxes), and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable interest rate payable under the Note, then the Lender may claim compensation from the Borrower under Section 3.3.4.

                3.3.4. Compensation Claims. Within 15 days after the receipt by the Borrower of a certificate from the Lender setting forth why it is claiming compensation under this Section 3.3.4 and computations (in reasonable detail) of the amount thereof, the Borrower shall pay to the Lender such additional amounts as the Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of this Section 3.3, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the applicable interest rate payable under the Note.

                3.3.5. Mitigation. The Lender shall take such commercially reasonable steps as it may determine are not disadvantageous to it in order to reduce amounts otherwise payable by the Borrower to such Lender pursuant to Sections 3.3.1, 3.3.2 and 3.3.3.

                3.3.6. Other Lenders. Successors and assigns of the original Lender hereunder shall only be entitled to recover a compensation claim under this Section 3.3 from the Borrower to the extent the original Lender would have been able to recover such claim.

        3.4. Computations of Interest and Fees. For purposes of this Agreement, interest (and any other amount expressed as interest) shall be computed on the basis of a 360-day year for actual days elapsed.

4. Payment.

        4.1. Payment at Maturity. On the Maturity Date or any accelerated maturity of the Loan, the Borrower will pay to the Lender an amount equal to the principal balance of the Loan then outstanding, together with all accrued and unpaid interest, charges, fees and other amounts with respect thereto and all other Loan Obligations then outstanding.

        4.2. Restrictions on Prepayment. No prepayment of all or any portion of the principal balance of the Loan is permitted except as provided in the Note or in this Section 4.2 or in Sections 4.3, 4.4 or 4.5. The Borrower shall give the Lender at least sixty (60) days prior notice of its intention to prepay the Loan under the Note or under Sections 4.3, 4.4 or 4.5 specifying the date of payment (which shall be an installment payment date under the Note) and the total amount of the Loan to be paid on such date. If the Borrower provides notice to the Lender of its intention to prepay all or a portion of the Loan as provided in the Note or in Sections 4.3, 4.4 or 4.5 and thereafter revokes or withdraws such notice then any prepayment obligation shall be rescinded and the Borrower shall pay to the Lender a revocation fee in the amount provided in the Note.

        4.3. Prepayments Generally; Prepayments on Sales of Approved Projects; Prepayments in Connection with Refinancing and Debt Service Coverage Test. The Borrower may from time to time prepay all of the Loan subject to the prior notice and date of payment constraints of Section 4.2 and provided that such prepayment is accompanied by the applicable Prepayment Fee for such prepayment as determined in the Note. The Borrower may not prepay less than all of the Loan except as hereinafter provided in this Section 4.3 or in Sections 4.4 or 4.5. In the event the Borrower sells or otherwise disposes of assets as permitted in
Section 6.12.3 the Borrower shall prepay a portion of the Loan equal in amount to the amount determined pursuant to Section 6.12.3 accompanied by the applicable Prepayment Fee for such prepayment as determined in the Note. The Borrower may prepay one hundred and twenty five percent (125%) Of the Tranche Amount with respect to an Approved Project at the time of a refinancing of a Senior Construction Loan accompanied by the applicable Prepayment Fee for such prepayment as determined in the Note. Candlewood Member or Candlewood (but not the Borrower) may prepay a portion of the Loan up to such amount as would be sufficient to enable the debt service coverage test in Section 6.6 to be satisfied accompanied by the applicable Prepayment Fee for such prepayment as determined in the Note.

        4.4. Prepayments from Increased Equity Contribution by Candlewood. To the extent the Borrower receives any increase in the Equity Contribution from Candlewood in excess of ten percent (10%) of the Total Project Costs of all Approved Projects in accordance with Section 12.2, the Borrower shall use all of such excess proceeds to prepay the Loan and such prepayment shall be applied to the Tranche Amounts that have been funded in the order that they were funded (but such prepayment shall not be subject to the prior notice and date of payment constraints of Section 4.2). No Prepayment Fee shall be applicable to prepayments made pursuant to this Section 4.4.

        4.5. Involuntary Prepayments. In addition to the prepayments allowed by Sections 4.2, 4.3 and 4.4, the Borrower may from time to time prepay all or any portion of the Loan subject to the prior notice and date of payment constraints of Section 4.2 without the Prepayment Fee or any other premium or penalty of any type being applicable provided that (i) such prepayment is made using casualty insurance proceeds or eminent domain amounts and (ii) all such proceeds not otherwise paid to the Senior Construction Lender to repay the Senior Construction Loan or otherwise used to restore the destroyed or taken property are paid to the Lender.

        4.6. No Reborrowing. The Loan is not a revolving loan and no portion of the Loan repaid or prepaid may be reborrowed.

        4.7. Payments to be made with Accrued Interest. Upon all prepayments of the Loan, the Borrower shall pay to the Lender the principal amount to be prepaid, together with unpaid interest in respect thereof accrued to the date of prepayment and any applicable Prepayment Fee as provided in the Note.

        4.8. Order of Application of Payments. All payments made to the Lender with respect to the Loan or the Loan Obligations, including all prepayments, shall be applied first to any costs and expenses of the Lender, including reasonable attorneys' fees and all expenses under Sections 3.3 and 9, then to any late charges owed to the Lender including under Section 8.3 or under any of the other Loan Documents, then to any fees or charges owed to the Lender, then to interest owed to the Lender, and any balance shall be applied in reduction of principal including any accrued amounts added thereto. The allocation of any payments, including all prepayments, on the Loan to particular Tranches shall be made by the Lender to the Tranches that have been funded in the order in which the Tranches were funded. If a prepayment is made with respect to the sale of an Approved Project as permitted by Section 6.12.3, the Lender shall release any security interests it may have in such Approved Project pursuant to Section 6.12.

5. Conditions to Making Loan Advances. If the conditions set forth in this
Section 5 are not met on or prior to the applicable date, the Lender shall have no obligation to make any loan advance hereunder.

        5.1. Conditions to Loan Advances as of the Date of this Agreement. The obligation of the Lender to make the initial advance of the Loan pursuant to
Section 2 shall be subject to the satisfaction at the time of execution of this Agreement, of the following conditions:

                5.1.1. Note. The Borrower shall have duly executed and delivered to the Lender the Note in the form of Exhibit 5.1.1.

                5.1.2. Payment of Lender's Expenses. Subject to Section 12.3. hereof, the Borrower shall have reimbursed the Lender for all of Lender's reasonable out-of-pocket costs and expenses relating to the Loan for which invoices have been submitted including without limitation for all expenses described in Section 9.1 and all reasonable attorneys' fees, travel expenses and consultant and third party due diligence report costs.

                5.1.3. Pledge Agreements. The Borrower shall have duly executed and delivered to the Lender a Pledge Agreement in the form of Exhibit 5.1.3.A (the "Borrower Pledge Agreement"). Candlewood Member shall have duly authorized, executed and delivered to the Lender a Pledge Agreement in the form of Exhibit 5.1.3.B (the "Parent Pledge Agreement"). The Obligor shall have duly executed and delivered such financing statements and other instruments as the Lender reasonably determines are necessary to perfect the Liens granted under the Borrower Pledge Agreement and the Parent Pledge Agreement.

                5.1.4. Key Principal Recourse Agreement. Candlewood shall have duly authorized, executed and delivered to the Lender the Key Principal Recourse Agreement in the form of Exhibit 5.1.4 (the "Key Principal Recourse Agreement").

                5.1.5. Environmental Indemnity. The Borrower shall have duly executed and delivered, and Candlewood shall have duly authorized, executed and delivered, to the Lender the Environmental Indemnity in the form of Exhibit 5.1.5 (the "Environmental Indemnity").

                5.1.6. Assignment and Subordination of Administrative Services Agreement. Candlewood shall have duly authorized, executed and delivered to the Lender the Assignment and Subordination of Administration Services Agreement in the form of Exhibit 5.1.6. (the "Assignment and Subordination of Administrative Services Agreement").

                5.1.7. Administrative Services Agreement. Each of the Borrower and Candlewood shall have duly authorized, executed and delivered the Administrative Services Agreement, which agreement shall be in form and substance satisfactory to the Lender.

                5.1.8. Legal 0pinion. The Lender shall have received from Latham & Watkins, special counsel for Candlewood, the Borrower and its Subsidiaries, a legal opinion dated the date of this Agreement with respect to the transactions contemplated by the Loan Documents, which opinion shall be in form attached hereto as Exhibit 5.1.8. The Borrower hereby authorizes and directs its special counsel to furnish the foregoing opinion.

        5.2. Conditions to Loan Advances related to Approved Projects. The obligation of the Lender to make the, initial loan advance of any Tranche of the Loan for an Approved PROJECT AND to make any loan advance thereafter with respect to SUCH TRANCHE PURSUANT TO SECTION 2 SHALL be subject to the satisfaction (in addition to the conditions in Sections 5.1 and 5.3), on or before the Closing Date for such loan advance applicable to. such Tranche of the following conditions:

                5.2.1. Approved Project Agreement. To the extent permitted under the terms of the Senior Construction Loan applicable to such Approved Project, the Hotel Owner for such Approved Project shall have duly authorized, executed and delivered an Approved Project Agreement for such Approved Project in the form of Exhibit 5.2.1. The Borrower shall also have executed and delivered the Approved Project Agreement for such Approved Project executed and delivered by such Hotel Owner or, if for any Approved Project, the terms of the applicable Senior Construction Loan will not permit the applicable Hotel Owner to enter into such agreement, then the Borrower shall have executed and delivered such agreement modified in form and substance reasonably satisfactory to the Lender to remove the applicable Hotel Owner as a signatory thereto. Such agreement (modified if required as provided in this Section 5.2.1) shall be referred to as an "Approved Project Agreement".

                5.2.2. Approved Project Collateral Documents. To the extent permitted under the terms of the Senior Construction Loan applicable to such Approved Project, the Hotel Owner for such Approved Project shall have duly authorized, executed and delivered the following Loan Documents to the Lender to provide Loan Security for the Loan
        Obligations:

                (a) for the first Hotel Owner executing and delivering such agreement the Guarantee Agreement in the form of Exhibit 5.2.2A (the "Guarantee Agreement") and for each subsequent Hotel Owner a joinder to such Guarantee Agreement in the form attached thereto pursuant to which such subsequent Hotel Owner joins in and jointly and severally assumes the obligations to the Lender under the Guarantee Agreement;

                (b) an Assignment of Lease, Rents and Project Documents in the form of Exhibit 5.2.2B (the "Blanket Assignment");

                (c) an Assignment and Subordination of Franchise Agreement in the form of Exhibit 5.2.2C (the "Assignment and Subordination of Franchise Agreement");

                (d) an Assignment and Subordination of Management Agreement in the form of Exhibit 5.2.2D (the "Assignment and Subordination of Management Agreement");

                (e) a second mortgage (or a version thereof converted into a deed of trust if required in the jurisdiction where such Approved Project is located) modified as reasonably required by the Lender to include all necessary changes in remedial provisions, waivers and other matters applicable to the jurisdiction where such Approved Project is located and otherwise in the form of Exhibit 5.2.2E (the "Mortgage");

                (f) a Security Agreement in the form of Exhibit 5.2.2F (the "Security Agreement");

                (g) a joinder to the Environmental Indemnity Agreement (in the form attached thereto) pursuant to which such Hotel Owner joins in and jointly and severally assumes the obligations to the Lender under the Environmental Indemnity;

                (h) such UCC-1 financing statements as the Lender reasonably determines are necessary with respect to the Loan Security granted by such Hotel Owner;

                (i) an Assignment of Reservations Service Agreement in the form of Exhibit 5.2.2.I (the "Assignment of Reservations Service Agreement").

                5.2.3. Execution of Collateral Documents by other Parties. If an Assignment and Subordination of Franchise Agreement, an Assignment and Subordination of Management Agreement and an Assignment of Reservations Service Agreement are permitted by the terms of the applicable Senior Construction Loan for an Approved Project under Section 5.2.2, then Candlewood LLC shall have duly authorized, executed and delivered the Assignment and Subordination of Franchise Agreement, Candlewood shall have duly authorized, executed and delivered the Assignment and Subordination of Management Agreement and Lexington, shall have duly authorized, executed and delivered a consent to the Assignment of Reservations Service Agreement executed and delivered by the applicable Hotel Owner or consents thereto as required by the Lender. The Borrower shall have duly executed and delivered a confirmation to the Borrower Pledge Agreement (in the form attached thereto) to the Lender confirming that the membership interests in the Hotel Owner which owns such Approved Project have been pledged to the Lender as part of the Loan Security and shall have duly executed and delivered such financing statements and other instruments as the Lender reasonably determines are necessary to perfect the Lien created by such confirmation. The parties to the Environmental Indemnity shall have duly executed and delivered a supplement to the Environmental Indemnity (in the form attached thereto) to the Lender supplementing the properties covered thereby by adding such Approved Project to the properties covered by the Environmental Indemnity.

         5.2.4. Approved Project Deliveries. The Borrower shall have furnished the following items or documents with respect to such Approved Project to the Lender, each of which shall be in form and substance and from a source reasonably satisfactory to the Lender and each of which shall be delivered sufficiently in advance of the applicable Closing Date so the Lender will have a reasonable period to review such items or documents:

                  (a) a written report updating the Lender with respect to any material changes in the information provided to the Lender in connection with the initial approval of such Approved Project (such information being that described in the definition of Approved Project included in this Agreement).

                  (b)  an Appraisal.

                  (c)  a completed Environmental Questionnaire in the form of
         Exhibit 5.2.C executed and delivered by the Borrower and the applicable Hotel Owner.

                  (d) a phase 1 environmental site assessment report of recent date for the land comprising such Approved Project either certified to the Lender or accompanied by a reliance letter allowing the Lender to legally rely upon such report.

                  (e) a complete set of final construction level plans and specifications for the improvements to be constructed as part of such Approved Project; provided, however, if such final plans and specifications will not be completed until a later date then a set of plans and specifications to the level of detail then completed with such final plans and specifications finished to be submitted for the Lender's review and approval once so completed.

                  (f) complete copies of the design contract(s) (architect's and engineer's contracts) and the general construction contract for the design and construction of the improvements to be constructed as part of such Approved Project with (i) such architect, engineer and general contractor to be reasonably satisfactory to the Lender and
         (ii) such construction contract including a provision for a guaranteed maximum contract price which price is equal to or less than the amount included for such construction in the Total Project Cost for such Approved Project.

                  (g) written evidence of insurance as required herein and in the applicable Approved Project Agreement.

                  (h) if the Lender is being granted a Mortgage on the real property comprising such Approved Project an ALTA Loan form of title insurance policy (or a title insurance commitment therefore with arrangements satisfactory to the Lender for the subsequent issuance of such policy) (i) in the Tranche Amount for such Approved Project, (ii) with the standard exceptions deleted, (iii) with such title insurance endorsements as the Lender reasonably requires, (iv) insuring the title to such real property is subject only to the applicable Senior Construction Loan Documents and other matters of record consented to by the Lender which consent shall not be unreasonably withheld or delayed and (v) with last dollar and tie in endorsements if available in the jurisdiction where the Approved Project is located. If the Lender is not being granted such a Mortgage, a title report, title commitment (which may be the same title commitment delivered to the applicable Senior Construction Lender) or other title information showing as matters of record with respect to the real property comprising such Approved Project that the title is subject only to the applicable Senior Construction Loan Documents and other matters consented to by the Lender which consent shall not be unreasonably withheld or delayed. In either case accompanied by copies of the applicable title exception documents for the Lender's review.

                (i) an ALTA survey of the real property comprising such Approved Project which if the Lender is being granted a Mortgage on such real property (i) shall be certified to the Lender and the applicable title insurance company issuing a title insurance policy to the Lender, (ii) is sufficient to remove the survey exception from the title insurance policy insuring the lien of such Mortgage and (iii) provides any necessary certifications to the title insurance company to allow for issuance of any title insurance endorsements reasonably requested by the Lender.

                (j) written evidence that the real property comprising such Approved Project and the improvements to be constructed as part of such Approved Project comply with applicable zoning ordinances and if such improvements constitute legally permitted but non-conforming structures evidence that such improvements can be legally reconstructed in the event of a casualty. Such evidence shall include, if reasonably requested by the Lender, (i) acknowledgment letters from local governmental officials with responsibility for zoning matters with respect to such Approved Project, (ii) certificates from architects or engineers for such Approved Project and/or (iii) a legal opinion from legal counsel in the jurisdiction of such Approved Project, regarding compliance of such Approved Project with zoning.

                (k) written evidence that all necessary permits, licenses and approvals for such Approved Project have been obtained or, to the extent not yet obtained, are not needed at the then current stage of development of such Approved Project and are reasonably obtainable when and as needed in the development of such Approved Project in the ordinary course. Such evidence shall include if reasonably requested by the Lender, (i) acknowledgment letters from local governmental officials with responsibility for such permits, licenses and approvals, (ii) certificates from architects or engineers for such Approved project and/or (iii) a legal opinion from legal counsel in the jurisdiction of such Approved Project, regarding permitting matters for such Approved Project.

                (1) written evidence that all taxes, assessments and governmental charges with respect to the real property and existing improvements comprising such Approved Project are paid in full except for any such amounts as are not yet due and payable.

                (m) written evidence that all utility services necessary for the operation of such Approved Project are available at the boundaries of the real property comprising such Approved Project and that there is no moratoria on connecting to and using such services to the extent needed for the operation of such Approved Project including availability letters from the utility companies providing such utility services.

                (n) written evidence that the land comprising such Approved Project either has direct access to duly dedicated public roadways adequate for such Approved Project or indirect access thereto by irrevocable private easement(s) adequate for such Approved Project.

                (o) if there exists any leases or occupancy agreements, a copy of such agreements and duly authorized, executed and delivered estoppel certificates and, if Lender is being granted a Mortgage on such real property, subordination, nondisturbance and attornment agreements in the Lender's customary form from the applicable tenants.

                (p) a copy of a Franchise Agreement duly authorized, executed and delivered by each of the applicable Hotel Owner and Candlewood LLC. Notwithstanding anything in this Agreement to the contrary, the form of the Franchise Agreement has not yet been agreed upon by the parties thereto. It shall be a precondition of any funding of the Loan that the Franchise Agreement shall be in form and substance satisfactory to the Lender.

                (q) a copy of a Management Agreement duly authorized, executed and delivered by each of the applicable Hotel Owner and Candlewood.

                (r) a copy of a Reservations Service Agreement duly authorized, executed and delivered by the applicable Hotel Owner and Lexington.

                5.2.5. Opportunity to Inspect. The Lender and such inspecting engineers, other consultants or representatives as the Lender reasonably requires shall have had an opportunity to visit and inspect such Approved Project including the land comprising such Approved Project, the plans and specifications for contemplated improvements to be constructed as part of such Approved Project and all plans, specifications, permits and other documentation describing such Approved Project, which inspections and the results thereof shall have been satisfactory to the Lender.

                5.2.5. Senior Construction Loan Documents. The Borrower shall have furnished a copy of the applicable Senior Construction Loan Documents with respect to such Approved Project to the Lender each of which documents shall be generally in compliance with the approved term sheet or commitment letter for the applicable Senior

        Construction Loan and otherwise in form and substance reasonably satisfactory to the Lender.

                5.2.7. Required Candlewood Equity Contribution. Candlewood shall have caused Candlewood Member to make an Equity Contribution to the Borrower prior to the first funding of the applicable Tranche Amount pursuant to Section 2.5.2 which the Borrower shall have contributed to the Hotel Owner for such Approved Project equal in value to the greatest of (a) twenty-five percent (25%) of the Total Required Equity for such Approved Project, (b) the Applicable Percentage of the Total Project Cost for such Approved Project and (c) the difference between the Total Project Cost and the Ninety Percent Amount. If at any time after one year from the date of the initial advance of the Loan the total number of Approved Projects for which a Tranche of the Loan is committed to be advanced hereunder becomes less than ten (10) then Candlewood shall prior to any further advances of the Loan by the Lender if so requested by the Lender have caused Candlewood Member to make an additional Equity Contribution to the Borrower to increase the total Equity Contribution made by Candlewood Member to the Borrower to an amount equal to the difference between the Total Project Costs of all Approved Projects and eighty-five percent (85%) of the lesser of such Total Project Costs on the total of the Appraised Values of all Approved Projects.

                5.2.8. Financing Statements. The Borrower shall have executed such UCC-1 financing statements as the Lender reasonably determines are necessary with respect to the Borrower Pledge Agreement.

        5.3. Conditions to Each Loan Advance. The obligations of the Lender to make any advance of the Loan pursuant to Section 2 shall be subject to the satisfaction (in addition to the conditions in Section 5.2), on or before the Closing Date for such loan advance, of the following conditions:

                5.3.1. Section 5.1 Conditions. The conditions in Section 5.1 shall remain satisfied as of such Closing Date.

                5.3.2. Perfection of Security. Each Obligor shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements, and other instruments as the Lender may have reasonably requested in order to perfect the Liens purported or required pursuant to the Loan Documents to be created in the Loan Security and shall have paid all filing or recording fees or taxes required to be paid in connection therewith, including any recording, mortgage, documentary, transfer or intangible taxes.

                5.3.3. Solvency Certificate. After giving effect to the obligations under the Senior Construction Loans and the Loan Obligations, the Borrower and its Subsidiaries, taken as a whole:

                        (i) will be solvent.

                        (ii) will have assets having a fair saleable value in
                excess of the amount required to pay their probable liability on their existing debts as such debts become absolute and mature.

                        (iii) will have access to adequate capital for the
                conduct of their business.

                        (iv) will have the ability to pay their debts from time
                to time incurred as such debts mature.

        Prior to the initial funding for each Tranche (but not for subsequent fundings from such Tranche unless reasonably requested by the Lender) the Borrower shall have furnished to the Lender a certificate signed by an Authorized Signatory on behalf of Borrower and its Subsidiaries to such effect, in the form of Exhibit 5.3.3.

                5.3.4. Adverse Market Change. Since December 31, 199$ no material adverse change shall have occurred in the financial condition or operations of the Borrower.

                5.3.5. Payment of Lender's Expenses. The Borrower shall have reimbursed the Lender for all of Lender's reasonable out-of-pocket costs and expenses relating to the Loan for which invoices have been submitted including without limitation for all expenses described in Section 9.1 and all reasonable attorneys' fees, travel expenses and consultant and third party due diligence report costs.

                5.3.6. Proper Proceedings. This Agreement, each other Loan Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other company proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Loan Document shall have been obtained and shall be in full force and effect.

                5.3.7. General. All legal corporate and company proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lender and the Lender shall have received copies of all documents that the Lender may have reasonably requested in connection therewith, including, without limitation, copies of the Charter and By-Laws of Candlewood, Candlewood Member, the Borrower, its Subsidiaries and the other Obligors, certificates of legal existence, good standing and foreign registration for the Obligors, records of corporate and company proceedings; certificates as to signatures and incumbency of officers and opinions of counsel, certified by proper corporate, company or governmental authorities. The Borrower shall not be required by this Section 5.3.7 to deliver the Charter and By-laws of Candlewood, Candlewood Member, the Borrower or its Subsidiaries to the Lender if the Borrower has previously delivered such documents to the Lender and if such documents have not changed since the date of the prior delivery.

                5.3.8. Officer's Certificate. The representations and warranties contained in Section 7 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested loan advance; no Material Adverse Change shall have occurred since the immediately preceding Closing Date; and prior to the initial funding for each Tranche (but not with respect to subsequent fundings from such Tranche unless reasonably requested by the Lender), the Borrower shall have furnished to the Lender in connection with the requested loan advance a certificate to these effects, in the form of Exhibit 5.3.8, signed by an Authorized Signatory.

                5.3.9. Legality etc. The making of the requested loan advance shall not (a) subject the Lender to any Tax (other than a Tax for which the Borrower is required to reimburse the Lender under Section 3.3),
        (b) be prohibited by any Legal Requirement or (c) violate any credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is customary commercial practice and the Lender is in fact complying therewith.

                5.3.10. AIA Form G702. Prior to the initial funding for each Tranche, the Borrower shall have delivered to the Lender AIA Form G702 with respect to the Approved Project for which the Loan advance is requested together with (i) a certificate of the project manager of such Approved Project and (ii) a certificate of the architect and general contractor of such Approved Project, each stating that the statements made in the AIA Form G702 are true, accurate and complete.

6. General Covenants. The Borrower covenants and agrees that, until all of the Loan Obligations shall have been paid in full and until the Lender's commitment to extend credit under this Agreement and any other Loan Document shall have been irrevocably terminated, the Borrower and its Subsidiaries will comply with the following provisions:

        6.1. Taxes and Other Charges: Accounts Payable.

                6.1.1. Taxes and Other Charges. Each of the Borrower and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property;
        provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Borrower and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims (i) immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor and (ii) if required in order to contest such tax, assessment or government charge.

                6.1.2. Accounts Payable. Each of the Borrower and its Subsidiaries shall promptly pay when due, or in conformity with customary trade terms, all accounts payable incident to the operations of such Person not referred to in Section 6.1.1; provided, however, that any such accounts payable need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

        6.2. Conduct of Business etc.

                6.2.1. Types of Business. Unless otherwise expressly consented to by the Lender, the Borrower and its Subsidiaries shall engage only in the business of (a) owning, financing, developing and operating extended stay hotel facilities in the Candlewood Suites format and (b) other activities related thereto.

                6.2.2. Maintenance of Properties and Existence. Each of the Borrower and its Subsidiaries:

                (a) shall keep its properties in such repair, working order and condition, and shall from tine to time make such repairs, replacements, additions and improvements thereto, as are reasonably necessary for the efficient operation of its businesses and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change; and

                (b) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business; provided, however, that this Section 6.2.2(b) shall not prevent the liquidation of any Subsidiary which has sold the Approved Project previously owned by it as permitted by Section 6.12.2.

                6.2.3. Statutory Compliance. Each of the Borrower and its Subsidiaries shall comply in all material respects with all valid Legal Requirements applicable to it, except where (a) compliance therewith shall at the time be contested in good faith by appropriate proceedings and (b) failure so to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change. Notwithstanding the foregoing, with respect to each Approved Project each of the Borrower and the applicable Hotel Owner shall comply with Section 4.5 of the Approved Project Agreement for such Approved Project and with respect to Section
        5.5 of any Mortgage for such Approved Project including to the extent such provisions impose stricter or more specific obligations than the foregoing covenant in this Section 6.2.3.

                6.2.4. Compliance with Material Agreements. Each of the Borrower and its Subsidiaries shall comply in all respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Loan Document). Without the prior written consent of the Lender, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have an adverse effect on the interests of the Lender.

        6.3. Insurance. The Borrower and its Subsidiaries shall maintain with financially sound and reputable insurers the following policies of insurance:

                6.3.1. Property Insurance. Insurance against loss or damage to buildings and improvements by reason of fire and any of the risks covered by "fire and extended coverage" insurance, in an amount not less than 100% of full replacement cost of such buildings and improvements, if available, and not in any event less than an amount sufficient to prevent it from becoming a co-insurer of such improvements. Insurance against loss or damage to the tangible personal property owned by the Borrower and its Subsidiaries by fire and other risks covered by "fire and extended coverage" insurance to the extent and in the manner customary for companies in similar businesses similarly situated or such greater amount and extent as the Lender may from time to time reasonably require. Boiler and machinery insurance covering any pressure vessels, air tanks, boilers, machinery, pressure piping and any heating, air conditioning, elevator and escalator equipment, so long as the buildings and improvements contains equipment of such nature, in such amounts as are reasonably required by the Lender.

                6.3.2. Liability Insurance. Comprehensive general liability insurance against death, personal injury and damage to property in an amount not less than $2,000,000 combined single limit, and excess liability insurance against death, personal injury and damage to property in an amount not less than $10,000,000 or such greater amount and extent as the Lender may from time to time reasonably require.

                6.3.3. Business Interruption Insurance. Business interruption or rental loss insurance in an amount sufficient to recover at least the total estimated loss sustained from all sources of income and noncontinuing expenses for the Borrower's and its Subsidiaries' hotel facilities, including, without limitation, rents, room rentals, issues, profits, revenues, earnings and royalties therefrom, for two years.

                6.3.4. Intentionally Omitted.

                6.3.5. Flood Insurance. For each parcel of improved real property owned or leased by the Borrower or any of its Subsidiaries which is (a) included in the Loan Security, (b) in an area determined by the Director of the Federal Emergency Management Agency to be subject to special flood hazard and (c) in a community participating in the National Flood Insurance Program, insurance against such special flood hazards in an amount necessary to ensure compliance with the federal National Flood Insurance Act of 1968.

                6.3.6. Other Insurance Coverages. Such other insurance coverages in such amounts as may from time to time be reasonably required by the Lender against the foregoing or other hazards.

        6.4. Other Insurance Terms. Unless otherwise required by the Senior Construction Lender, the policies of insurance insuring against liability to others shall either name the Lender in its capacity as Lender hereunder as an additional insured, as loss payee or provide that all proceeds shall be payable to the Lender pursuant to a standard lender endorsement as appropriate. Each of the Borrower and its Subsidiaries shall perform and comply with all conditions of all insurance policies. Unless otherwise required by the Senior Construction Lender, all policies of insurance provided for herein shall be effected with insurers reasonably satisfactory to the Lender and qualified to do business in the jurisdictions in which the Approved Projects are located and shall provide:
(i) for the complete address or legal description of the Approved Projects; (ii) for deductibles in an amount not greater than $5,000; (iii) that the term thereof be not less than one (1) year; (iv) that such policies shall not be canceled or materially amended without at least thirty (30) days' prior written notice to the Lender; (v) that any amount payable due to a covered cause of loss shall be payable (a) prior to the occurrence of an Event of Default provided the aggregate proceeds from an insured casualty is less than $250,000, to the Borrower for the restoration and repair of the damaged Approved Project and (b) after the occurrence of an Event of Default or if the aggregate proceeds from an insured casualty are equal to or greater than $250,000, at the Lender's option, to the Lender to be applied to the reduction of the Loan Obligations notwithstanding any act or omission or negligence of the Borrower or any of its Subsidiaries which might otherwise result in forfeiture of such insurance; and
(vi) that the insurer waives all rights of subrogation against the Borrower and its Subsidiaries. Upon delivery hereof and thereafter at least ten (10) Business Days prior to the expiration dates of the expiring policies, originals of the policies provided for in this Section 6.4, or a certificate of insurance therefor, each bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to the Lender of such payment, shall be delivered to the Lender. The Borrower may procure and keep in force, in place of separate policies, blanket policies of insurance having the same coverage and provisions as are herein required with respect to separate policies. If such blanket insurance is so furnished, the Borrower shall deliver to the Lender, in lieu of separate policies or certificates as hereinabove required, an attested copy of the policy or a certificate, stating the amount allocated to each Approved Project. If the Borrower or any of its Subsidiaries fails to provide insurance as required by this Agreement, the Lender may, at its option, purchase such insurance, and the Borrower will on demand pay to the Lender the amount of any payments made by the Lender for such purpose, together with interest on the amounts so disbursed from the date and at the rate as provided in Section 8.3. All such amounts constitute a part of the Loan Obligations.

        6.5. Financial Statements and Reports. Each of the Borrower and its Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting practice. The fiscal year of the Borrower and its Subsidiaries shall end on December 31 in each year and the fiscal quarters of the Borrower and its Subsidiaries shall end on March 31, June 30, September 30 and December 31 in each year.

                6.5.1. Annual Reports. The Borrower shall furnish to the Lender as soon as available, and in any event within 90 days after the end of each fiscal year, the Consolidated and separately prepared balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, the Consolidated and separately prepared statements of income and the Consolidated and separately prepared statements of changes in members' equity and of cash flows of the Borrower and its Subsidiaries for such fiscal year (all in reasonable detail) and comparative figures for the immediately preceding fiscal year, all accompanied by:

                (a) Reports of independent certified public accountants of recognized national standing reasonably satisfactory to the Lender, containing no material qualification, to the effect that they have audited the foregoing Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

                (b) A certificate of the Borrower signed by an Authorized Signatory to the effect that such Person has caused this Agreement to be reviewed and has no knowledge of any Default, or if such Person has such knowledge, specifying such Default and the nature thereof, and what action the Borrower has taken, is taking or proposes to take with respect thereto, in the form of Exhibit 6.5.1.B.

                (c) Computations by the Borrower comparing the financial statements referred to above with the most recent budget for such fiscal year furnished to the Lender in accordance with Section 6.5.3.

                (d) In reasonable detail a report describing the operations of each Approved Project as at the end of and for the year covered by such financial statements.

                6.5.2. Quarterly and Monthly Reports. The Borrower shall furnish to the Lender as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of the Borrower, the internally prepared Consolidated and separately prepared balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter, the Consolidated and separately prepared statements of income, changes in the Borrower's members' equity and of cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and comparative figures for the same period in the preceding fiscal year, all accompanied by:

                (a) A certificate of the Borrower signed by an Authorized Signatory to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes in the form of Exhibit 6.5.2.A.

                (b) A certificate of the Borrower signed by an Authorized Signatory that such Person has caused this Agreement to be reviewed and has no knowledge of any Default, or if such Person has such knowledge, specifying such Default and the nature thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto, in the form of Exhibit 6.5.1.B.

                (c) Computations by the Borrower comparing the financial statements referred to above with the most recent budget for the period covered thereby furnished to the Lender, in accordance with Section 6.5.3.

                (d) In reasonable detail a report describing the operations of each Approved Project as at the end of and for the fiscal period covered by the financial statements referred to above.

                The Borrower shall furnish to the Lender not less than fifteen
        (15) days after the end of each calendar month internally prepared Consolidated and separately prepared balance sheets of the Borrower and its Subsidiaries as of the end of such calendar month and separately prepared statements of income.

                6.5.3. Other Reports. The Borrower shall promptly furnish to the
        Lender:

                (a) As soon as prepared and in any event before the beginning of each fiscal year, an annual budget and operating projections for such fiscal year of the Borrower and its Subsidiaries, in form and substance reasonably acceptable to the Lender.

                (b) Any material updates of such budget and projections.

                (c) Any management letters furnished to the Borrower or any of its Subsidiaries by the Borrower's auditors.

                (d) All budgets, projections, statements of operations and other material reports furnished generally to the members of the Borrower.

                6.5.4. Notice of Litigation, Defaults, etc. The Borrower shall promptly furnish to the Lender notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Borrower and its Subsidiaries of more than $25,000 or
        (b) which results, or creates a material risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Borrower shall notify the Lender of the existence of any Default specifying the nature thereof and what action the Borrower or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto.

                6.5.5. Other Information: Audit. From time to time at reasonable intervals upon the reasonable request of the Lender, each of the Borrower and its Subsidiaries shall furnish to the Lender such other information regarding the business, assets, financial condition, income or prospects of the Borrower and its Subsidiaries as the Lender may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Borrower or its Subsidiaries is party. The Lender shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Borrower and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Loan Document.

        6.6. Debt Service Test. On the first day of each calendar quarter, the Hotel Owners constituting at least seventy five percent (75%) of the total number of Hotel Owners (rounded to the nearest whole number) that have been open for business for at least three (3) months at the beginning of such period shall each have an Adjusted Net Income (calculated on an individual Hotel Owner basis) that equals or exceeds the interest payable (after taking account of any deferral thereof provided for in the Note) by the Borrower to the Lender in respect of the Tranche applicable to and actually funded to such Hotel Owner over the shorter period of (i) one year prior to such first day of the calendar quarter or (ii) the amount of time the Hotel Owner has been open for business.

        6.7. Indebtedness. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness (or become contractually committed to do so), except the following:

                6.7.1. Indebtedness in respect of the Loan Obligations.

                6.7.2. Guarantees permitted by Section 6.8.

                6.7.3. Current liabilities incurred in the ordinary course of business.

                6.7.4. To the extent that payment thereof shall not at the time be required by Section 6.1, Indebtedness in respect of taxes, assessments and governmental charges.

                6.7.5. Indebtedness secured by Liens of carriers, warehouses, mechanics, landlords and other Persons permitted by Sections 6.9.4.

                6.7.6. Indebtedness in respect of judgments or awards that does not result in an Event of Default under Section 8.1.8.

                6.7.7. Intentionally Omitted.

                6.7.8. Indebtedness in respect of inter-company loans and advances by the Borrower to its Subsidiaries which are not prohibited by
        Section 6.10.

                6.7.9. Indebtedness in respect of Senior Construction Loans by a Hotel Owner solely with respect to the Senior Construction Loan for the Approved Project owned by such Hotel Owner.

                6.7.10. Indebtedness arising under the Franchise Agreements and the Management Agreements.

        6.8. Guarantees; Letters of Credit. Neither the Borrower nor any of its Subsidiaries shall become or remain liable with respect to any Guarantee, including reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties (or become contractually committed do to so), except the following:

                6.8.1. Guarantees of the Loan Obligations.

                6.8.2. If a Senior Construction Lender has made a Senior Construction Loan with respect to more than one Approved Project; a Guarantee by the Hotel Owners of any such Approved Projects of the Indebtedness permitted by Section 6.7.9 of any Hotel Owner of any other such Approved Projects.

        6.9 Liens. Neither the Borrower nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so), except the following:

                6.9.1. Liens on the Loan Security that secure the Loan Obligations.

                6.9.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 6.1.

                6.9.3. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 6.7.6 but only to the extent that such Liens are junior to the Liens, if any, on the Loan Security granted to secure the Loan Obligations.

                6.9.4. Liens of carriers, warehouses, mechanics and similar Liens, in each case (a) in existence less than thirty (30) days from the date of creation thereof and (b) being contested in good faith by the Borrower or any Subsidiary in appropriate proceedings (so long as the Borrower or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

                6.9.5. Permitted Encumbrances (as defined in the Approved Project Agreements) for each Approved Project.

                6.9.6. Restrictions under federal and state securities laws on the transfer of securities.

                6.9.7. Liens securing Indebtedness permitted by Section 6.7.9 limited in each case to Liens against assets of a Hotel Owner securing the Senior Construction Loan for the Approved Project owned by such Hotel Owner.

                6.9.8. If a Senior Construction Lender has made a Senior Construction Loan with respect to more than one Approved Project, Liens granted by Hotel owners on any such Approved Projects to secure the Indebtedness permitted by
        Section 6.7.9 or Guarantees permitted by 6.8.2 of any Hotel Owner of any other such Approved Projects.

        6.10. Investments and Acquisitions. Neither the Borrower nor any of its Subsidiaries shall have outstanding, acquire or hold any Investment (including any Investment consisting of the acquisition of any business) (or become contractually committed to do so), except the following:

                6.10.1. Investments of the Borrower in Wholly Owned Subsidiaries which are Hotel Owners.

                6.10.2. Investments in Cash Equivalents.

                6.10.3. Guarantees permitted by Section 6.8.

                6.10.4. Investments consisting of Equity Contributions in kind made by Candlewood Member to the Borrower in accordance with Section
        12.2 which are promptly thereafter contributed by the Borrower to a Hotel Owner for an Approved Project.

        6.11. Distributions. Neither the Borrower nor any of its Subsidiaries shall make any Distribution (or become contractually committed to do so), except the following:

                6.11.1. So long as immediately before and after giving effect thereto no Default exists, Subsidiaries of the Borrower may make Distributions to the Borrower.

                6.11.2. So long as immediately before and after giving effect thereto no Default exists, the Borrower may make Distributions to its members but then only in accordance with Section 7 of the LLC Agreement.

                6.11.3. So long as immediately before and after giving, effect thereto no Event of Default exists, the Borrower and the Hotel Owners may make payments to Candlewood and Candlewood LLC in accordance with the Material Agreements, subject however to the terms of the Assignment and Subordination of Administrative Services Agreement, and, if applicable, the Assignment and Subordination of Franchise Agreements and the Assignment and Subordination of Management Agreements.

                6.11.4. So long as immediately before and after giving effect thereto no Event of Default exists, the Borrower may make Distributions to Candlewood Member in respect of excess Equity Contribution amounts in accordance with Section 12.2.

                6.11.5. So long as immediately before and after giving effect thereto no Default exists, the Borrower may reimburse Candlewood for the Transaction Expenses in accordance with Section 12.3.

        6.12. Asset Dispositions and Mergers. Neither the Borrower nor any of its Subsidiaries shall merge or enter into a consolidation or sell, lease, exchange, sell and lease back, sublease or otherwise dispose of any of its assets (or become contractually committed to do so), except the following:

                6.12.1. The Borrower and any of its Subsidiaries may sell or otherwise dispose of (a) inventory and Cash Equivalents in the ordinary course of business, (b) tangible personal property (i) that will be replaced in the ordinary course of business within 12 months by other assets of equal or greater value or (ii) that are no longer used or useful in the business of the Borrower or such Subsidiary; provided, however that the aggregate fair market value (book value, if greater) of all assets sold under this clause (b) in any fiscal year shall not be material and (c) doubtful accounts receivable for collection purposes in the ordinary course of business.

                6.12.2. Any involuntary disposition of all or any portion of an Approved Project as a result of a casualty or condemnation provided that the insurance proceeds or condemnation award are used to prepay the Loan in accordance with Section 4.5.

                6.12.3. So long as immediately before and after giving effect thereto no Default exists and an amount equal to the greater of (x) the Net Asset Sale Proceeds thereof or (y) one hundred-twenty five percent (125%) of the Tranche Amount applicable thereto is applied to repay the Loan as required by Section 4.3, a Hotel Owner may sell or dispose (including by way of merger) for fair value the Approved Project such Hotel Owner owns (or such sale may be effectuated by Borrower selling its ownership interest in the applicable Hotel Owner). If the Net Asset Sale Proceeds are greater than one hundred twenty five percent (125%) of the Tranche Amount, the Borrower shall receive a credit in the amount equal to such excess against the amount of the Loan required to be repaid from the next asset disposition.

To the extent an Approved Project is sold or disposed of as permitted by Section
6.12.3 and the Borrower has delivered to Lender the greater of the Net Asset Sale Proceeds or one hundred twenty-five percent (125%) of the applicable Tranche Amount, the Lender, shall at the Borrower's request and at the Borrower's cost and expense execute proper instruments releasing any security interests the Lender may have in any portion of the Loan Security applicable to such Approved Project.

        6.13. Issuance of Membership Interests by Subsidiaries. No Subsidiary shall issue or sell any membership interests or other evidence of legal or beneficial ownership to any

Person other than the Borrower and such membership interests shall be pledged to the Lender as part of the Loan Security pursuant to the Borrower Pledge Agreement.

        6.14. Intentionally Omitted

        6.15. Derivative Contracts. Neither the Borrower nor any of its Subsidiaries shall enter into any interest rate protection agreement, foreign currency exchange contract or other financial or commodity derivative contracts.

        6.16. Negative Pledge Clauses. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any collateral for such obligation if collateral is granted for another obligation, except the following:

                6.16.1. This Agreement and the other Loan Documents.

                6.16.2. Covenants in documents creating Liens permitted by
        Section 6.9 prohibiting further Liens on the assets encumbered thereby.

                6.16.3. Senior Construction Loan Documents.

        6.17. ERISA, etc. Neither of the Borrower nor any of its Subsidiaries shall establish a Plan.

        6.18. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall effect any transaction with any of their respective Affiliates on a basis less favorable to the Borrower and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate. Lender consents to the execution and delivery of Management Agreements, the Franchise Agreements and the Administrative Services Agreement.

        6.19. Environmental Laws. Each of the Borrower and its Subsidiaries shall comply with all Environmental Laws, keep in effect in all material respects all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters and remain in compliance in all material respects therewith all as more particularly provided in the Approved Project Agreement for each Approved Project.

        6.20. Senior Construction Loans. Without the prior consent of the Lender no Hotel Owner shall enter into or allow any Senior Construction Lender to cross default or cross collateralize any two or more Senior Construction Loans; provided, however, if a Senior Construction Lender has made a Senior Construction Loan with respect to more than one Approved Project, such Senior Construction Lender shall be permitted to cross-default such

Senior Construction Loans and cross-collateralize such Senior Construction Loans among the affected Approved Projects and Hotel Owners. Without the prior consent of the Lender the Borrower shall not enter into any guarantee, indemnification, agreement or any other obligation to or in favor of any Senior Construction Lender or provide any collateral owned by the Borrower as security for any Senior Construction Loan.

7. Representations and Warranties. In order to induce the Lender to extend credit to the Borrower hereunder, the Borrower represents and warrants as follows:

        7.1. Organization and Business.

                7.1.1. The Borrower. The Borrower is a duly organized and validly existing limited liability company, in good standing under the laws of Delaware, with all power and authority necessary to (a) enter into and perform this Agreement and each other Loan Document to which it is party, (b) incur the Loan Obligations, (c) grant the Lender the security interests in the Loan Security owned by it to secure the Loan Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Borrower have been previously delivered to the Lender and are correct and complete.

                7.1.2. Subsidiaries. Each Subsidiary of the Borrower (to the extent the same exist) is a duly organized and validly existing limited liability company, in good standing under the laws of Delaware, with all power and authority necessary to (a) enter into and perform each Loan Document to which it is party, (b) guarantee the Loan Obligations if applicable, (c) grant the Lender the security interest in the Loan Security owned by such Subsidiary to secure the Loan Obligations if applicable and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of each Subsidiary of the Borrower (to the extent the same exist) have been previously delivered to the Lender and are correct and complete.

                7.1.3. Qualification. Each of the Borrower and its Subsidiaries (to the extent the same exist) is duly and legally qualified to do business as a foreign entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted.

                7.1.4. Capitalization. No options, warrants, conversion rights, preemptive rights or other statutory or contractual rights to purchase shares of membership interests or any legal or beneficial interest in the Borrower or any Subsidiary now exist, and neither the Borrower nor any Subsidiary has authorized any such right, and neither the Borrower nor any Subsidiary is obligated in any other manner to issue any such membership interests or any such legal or beneficial interests.

                7.1.5. Intentionally Omitted.

                7.1.6. No Prior Business Activity. Prior to the date of this Agreement other than organizing such Persons and preparing to enter into the business described in Section 6.2.1 neither the Borrower nor any of its Subsidiaries have engaged in any prior business activities or operations of any kind.

        7.2. Proforma Financial Statements; Material Agreements.

                7.2.1. Proforma Financial Statements and Other Information. The Borrower has previously furnished to the Lender a copy of the ten-year financial and operational projections for the Borrower and its Subsidiaries. In the Borrower's judgment, such financial and operational projections constitute a reasonable basis as of the date of this Agreement for the assessment of the future performance of the Borrower and its Subsidiaries during the periods indicated therein, it being understood that any projected financial information represents an estimate, based on various assumptions, of future results of operations which may or may not in fact occur and Borrower shall have no liability if actual financial and operational results differ from such projections.

                7.2.2. Material Agreements. The Borrower has previously furnished to the Lender correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements and instruments, each as in effect on the date hereof (or the forms thereof for those agreements not yet entered into); listed in Exhibit 7.2.2, which constitute all agreements and instruments (excluding the Loan Documents, the Senior Construction Loan Documents and the Charters of the Borrower's Subsidiaries) material to the Borrower and its Subsidiaries on a Consolidated basis (the "Material Agreements").

        7.3. No Agreements Relating to Indebtedness, Investments, etc. As of the date of this Agreement neither the Borrower nor any of its Subsidiaries have:

                (a) any Indebtedness (other than the Loan).

                (b) any Liens or Guarantees (other than the Loan).

                (c) any agreements which directly or indirectly require the Borrower or any Subsidiary to make any Investment.

        7.4. Title to Assets. The Borrower and its Subsidiaries have good and marketable title to all assets necessary for or used in the operations of their business as now conducted by them.

        7.5. Operations in Conformity With Law, etc. The operations of the Borrower and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Borrower nor any of its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, individually or in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. The Borrower has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Borrower or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default. The representations and warranties regarding compliance of Approved Projects with applicable Legal Requirements in Section 3.2 of each Approved Project Agreement are true, correct and complete without any material condition or limitation applicable thereto including to the extent the terms thereof impose stricter or more specific obligations than are provided above in this Section 7.5.

        7.6. Litigation. No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Borrower threatened which involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Loan Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Borrower or any of its Subsidiaries which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

        7.7. Authorization and Enforceability. Each of the Borrower and each other Obligor has taken all necessary company or corporate action required to execute, deliver and perform this Agreement and each other Loan Document to which it is party. Each of this Agreement and each other Loan Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms, except for the effect of federal and state bankruptcy, insolvency and similar laws and general principles of equity.

        7.8. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Loan Document, nor the making of any borrowings hereunder, nor the incurring or guaranteeing of the Loan Obligations, nor the securing of the Loan Obligations with the Loan Security, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Loan Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this

Agreement or any other Loan Document, has constituted or resulted in or will constitute or result in:

                (i) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Borrower, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or By-laws of the Borrower, any of its Subsidiaries or any other Obligor;

                (ii) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Borrower, any of its Subsidiaries or any other Obligor;

                (iii) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens, if any, on the Loan Security which secure the Loan Obligations) upon any of the assets of the Borrower, any of its Subsidiaries or any other Obligor; or

                (iv) any redemption, retirement or other repurchase obligation of the Borrower, any of its Subsidiaries or any other Obligor under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Borrower, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement or any other Loan Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder, the guaranteeing of the Loan Obligations or, if applicable, the securing of the Loan Obligations with the Loan Security (other than filings necessary to perfect the Lender's security interest in the Loan Security).

        7.9. Defaults. Neither the Borrower nor any of its Subsidiaries is in default under any provision of its Charter or By-laws or of this Agreement or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound so as to result, or create a material risk of resulting, in any Material Adverse Change.

        7.10. Licenses, Permits and Approvals. The Borrower has all patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations, approvals and other rights as are reasonably necessary for the conduct of the business of the Borrower. All of the foregoing are in full force and effect in all material respects, the Borrower is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or creates a material risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise, permit, authorization, approval or other right or which affects the rights of the Borrower so as to result, or to create a material risk of resulting, in any Material Adverse Change.

        7.11. Tax Returns. To the extent required to make such filings, each of the Borrower and its Subsidiaries has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it, other than taxes and assessments being contested by the Borrower and its Subsidiaries in good faith by appropriate proceedings and for which adequate reserves have been taken in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries knows of any material additional assessments or any basis therefor. The Borrower reasonably believes that the charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges (if any) are adequate.

        7.12. No Pension Plans. Neither the Borrower nor any of its Subsidiaries have any Plan.

        7.13. Environmental Compliance. As of the date of this Agreement each of the Borrower and its Subsidiaries is in compliance in all material respects with Environmental Laws.

        7.14. Government Regulation; Margin Stock. Neither the Borrower nor any of its Subsidiaries, nor any Person controlling the Borrower or any of its Subsidiaries or under common control with the Borrower or any of its Subsidiaries, is subject to any statute or regulation which regulates the incurring by the Borrower or any of its Subsidiaries of any Indebtedness as contemplated by this Agreement and the other Loan Documents. Neither the Borrower nor any of its Subsidiaries owns any margin stock.

        7.15. Accuracy of Submitted Information. All information provided to the Lender by or on behalf of the Borrower or any of its Subsidiaries with respect to any such Person, the Loan, any proposed project, any Approved Project, or any Senior Construction Loan was true and correct in all material respects as of the date provided, and, to the extent subsequently updated or corrected, shall be true and correct in all material respects as of each Closing Date.

        7.16. Disclosure. Neither this Agreement nor any other Loan Document nor any financial statement, report, notice, mortgage, assignment or certificate furnished or to be furnished to the Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Loan Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

        7.17. Adverse Market Change. Since December 31, 1998, no material adverse change has occurred in the financial condition or operations of the Borrower or Candlewood (provided, however, that notwithstanding anything else herein to the contrary, the representation as to Candlewood is made only as of the date hereof and as of the date of the initial advance of the Loan and not as of any subsequent date).

8. Defaults.

        8.1. Events of Default. Each of the following events are referred to as an "Event of Default

                8.1.1. Payment. The Borrower or any other Obligor shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Loan Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of five (5) Business Days, or (b) any amount other than principal, interest or fees in respect of any Loan Obligation owed by it as the same shall become due and payable, and such failure shall continue for a period of five
        (5) days after written notice from the Lender to the Borrower of such failure or (c) the principal of the Loan Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

                8.1.2. Other Covenants. The Borrower or any Hotel Owner shall fail to comply with any of Sections 6.3, 6.9 or 6.12 by not maintaining required insurance coverages, allowing unpermitted Liens or transferring assets and such failure shall continue for a period of ten (10) days after written notice from the Lender to the Borrower of such failure. Except with respect to the provisions of Section 6.6 and except with respect to any Senior Construction Loan, the Borrower, any of its Subsidiaries or any other Obligor shall fail to perform or observe any other covenant, agreement, term or provision to be performed or observed by it under this Agreement or any other Loan Document, and such failure shall not be rectified or cured to the satisfaction of the Lender within thirty (30) days after notice thereof by the Lender to the Borrower; provided, however, if the Borrower has diligently commenced a cure of such failure of performance and such cure cannot with the exercise of reasonable diligence be completed within such thirty (30) day period, then provided the Borrower continues to diligently prosecute such cure to completion the Borrower shall have such additional time as is reasonably needed to complete such cure not to exceed in all events an additional thirty (30) days for an aggregate cure period of sixty (60) days.

                8.1.3. Representations and Warranties. Any representation or warranty of or with respect to the Borrower, any of its Subsidiaries or any other Obligor made to the Lender in, pursuant to or in connection with this Agreement or any other Loan Document, or in any financial statement, report, notice, or certificate delivered to the

Lender by the borrower, any of its Subsidiaries or any other Obligor in connection herewith or therewith, shall be false in any material respect on the date as of which it was made.

                8.1.4. Senior Construction Loans Cross Default, etc.

                        (i) Unless a forbearance agreement between the
                applicable Senior Construction Lender and such Hotel Owner is in effect, any Hotel Owner shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Senior Construction Loan; or

                        (ii) Unless a forbearance agreement between the
                applicable Senior Construction Lender and such Hotel Owner is in effect, any Hotel Owner shall fail to perform or observe any other terms of any Senior Construction Loan Document and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of the applicable Senior Construction Loan; or

                        (iii) all or any part of any Senior Construction Loan
                shall be accelerated or shall become due or payable prior to its stated maturity (except with respect to voluntary prepayments thereof for any reason whatsoever; or

                        (iv) any Senior Construction Lender shall attempt to
                foreclose on an Approved Project or any portion thereof or to take similar action under any Lien on any property of any Hotel Owner securing any Senior Construction Loan.

                8.1.5. Other Borrower or Candlewood Obligations to the Lender Cross Default. The Borrower shall fail to pay when due, or to perform or observe any term of any other agreement (not a Loan Document) with or obligation (not a Loan Obligation) to the Lender or any Affiliate of the Lender and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or applicable to such obligation.

                8.1.6. Ownership; Liquidation; etc.

                (a) the Borrower shall cease to own all membership interests in the Hotel Owners except to the extent provided by Section 6.12.2; or

                (b) any Hotel Owner shall cease to own its applicable Approved Project except to the extent permitted by Sections 6.12.2 or 6.12.3; or

                (c) Except as permitted pursuant to Article 12 of the LLC Agreement, Candlewood Member shall cease to own membership interests in the Borrower equal to at least fifty percent (50%) of the membership interests in the Borrower or Candlewood Member shall cease to be a wholly owned subsidiary of Candlewood, except in each case in connection with a sale or disposition of substantially all of Candlewood's assets (including by means of a stock sale or by way of merger, consolidation or other corporate reorganization); or

                (d) Candlewood shall cease (i) to be the administrator under the Administrative Services Agreement or (ii) to be the manager under all Management Agreements with the Hotel Owners, or Candlewood LLC shall cease to be the franchisor under all Franchise Agreements with the Hotel Owners, except in each case in connection with a sale or disposition of substantially all of Candlewood's assets (including by means of a stock sale or by way of merger, consolidation or other corporate reorganization); or

                (e) the Borrower or any of its Subsidiaries or any other Obligor (except for a Hotel Owner which has sold its Approved Project in accordance with Sections 6.12.2 or 6.12.3) shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

                8.1.7. Enforceability, etc. Any Loan Document shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in all material respects in accordance with its terms or in full force and effect; or any party (other than the Lender) to any Loan Document shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement or any other Loan Documents shall cease to be enforceable with respect to any material portion of the collateral for this Loan and of the same effect and Priority purported to be created hereby.

                8.1.8. Judgments. A final judgment shall be rendered against Borrower or its Subsidiaries (a) which, with other outstanding final judgments against the Borrower and its Subsidiaries, exceeds an aggregate of $100,000 in excess of applicable insurance coverage shall be rendered against the Borrower or any of its Subsidiaries, or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if (i) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

                8.1.9. Bankruptcy, etc. The Borrower, any of its Subsidiaries or any other Obligor shall:

                        (i) commence a voluntary case under the Bankruptcy Code
                or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                        (ii) (i) have filed against it a petition commencing an
                involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                        (iii) seek relief as a debtor under any applicable law,
                other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                        (iv) have entered against it an order by a court of
                competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

                        (v) make an assignment for the benefit of, or enter into
                a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

                8.1.10. Debt Service Coverage. Failure to comply with the provisions of Section 6.6; provided, however, that the failure to meet the debt service test described in the immediately preceding sentence shall not constitute an Event of Default hereunder if on the thirtieth
        (30th) day after such failure (the "Retest Date"), at least seventy five percent (75 %) of the total number of Hotel Owners included in the immediately prior debt service test satisfy such debt service test when tested over the thirty (30) day period (instead of a one-year period) immediately preceding the Retest Date:

        8.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

                8.2.1. Terminate Obligation to Make Loan Advances. The Lender may terminate the obligation of the Lender to make any further advances of the Loan under the Loan Documents by furnishing notice of such termination to the Borrower; provided, however, that if a Bankruptcy Default shall have occurred, the obligations of the Lender to make any further advances of the Loan under the Loan Documents shall automatically terminate.

                8.2.2. Specific Performance; Exercise of Rights. The Lender may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Loan Document (including, without limitation, the right to foreclose under any Mortgage and Security Agreement) or in any instrument or assignment delivered to the Lender pursuant to this Agreement or any other Loan Document, or in aid of the exercise of any power granted in this Agreement or any other Loan Document or any such instrument or assignment.

                8.2.3. Acceleration. The Lender may by notice in writing to the Borrower declare all or any part of the unpaid balance of the Loan Obligations then outstanding to be immediately due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Loan Obligations shall automatically become immediately due and payable.

                8.2.4. Enforcement of Payment; Loan Security; Setoff. The Lender may proceed to enforce payment of the Loan Obligations in such manner as it may elect, and to realize upon any and all rights in the Loan Security. The Lender may offset and apply toward the payment of the Loan Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lender to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lender, regardless of the adequacy of any security for the Loan Obligations. The Lender shall have no duty to determine the adequacy of any such security in connection with any such offset.

                8.2.5. Right to Cure Senior Construction Loan Default. If an event of default occurs and while such event of default is continuing under any Senior Construction Loan, the Lender shall have the right (but not any obligation) to act to cure such event of default including without limitation all of the following rights:

                        (i) to make, at the Lender's option, any defaulted
                payment required to be made in respect of the defaulted Senior Construction Loan by the Borrower.

                        (ii) to perform, at the Lender's option, any defaulted
                non-monetary obligation of the Borrower in respect of the defaulted Senior Construction Loan by the Borrower.

                        (iii) to intervene or otherwise participate, at the
                Lender's option, in any legal or equitable proceeding related to the defaulted Senior Construction Loan.

                8.2.6. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lender's rights hereunder and under each other Loan Document shall be cumulative.

        8.3. Interest and Late Charges with respect to Defaults. The Borrower agrees that (i) all expenditures by the Lender that the Borrower or any other Obligor is obligated to pay under any of the Loan Documents, other than advances of principal of the Loan, which are not reimbursed by the Borrower or such other Obligor promptly upon demand, (ii) all Loan Obligations under any Loan Documents after maturity and (iii) all Loan Obligations under any Loan Document should an Event of Default occur, from the date fifteen (15) days after the sooner of (x) the date any such expenditure or Loan Obligation is due or (y) the date of any Event of Default, shall bear interest at the maximum rate of interest then permitted by law or twenty-one percent (21%), whichever shall be less, until all such expenditures or Loan Obligations are repaid in full to the Lender. In addition, the Lender may collect a "late charge" to cover the extra expense involved in handling delinquent payments which shall not exceed the lesser of
(a) an amount equal to five percent (5%) of any Loan Obligation which is not paid within five (5) days of the due date thereof, or (ii) the maximum rate of interest then permitted by law.

        8.4. Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Loan Documents until the Lender shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lender's reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued except with respect to interest at the default rate or late charges in accordance with
Section 8.3 which shall continue in effect unless expressly and specifically waived in writing. No such action by the Lender shall extend to or affect any subsequent Event of Default or impair any rights of the Lender upon the occurrence thereof. The making of any loan advance during the existence of any Default or Event of Default shall not constitute a waiver thereof.

        8.5. Waivers. Subject to Section 8.6, to the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Borrower and the other Obligors waives:

                        (i) all presentments, demands for performance, notices
                of nonperformance (except to the extent required by this Agreement or any other Loan Document), protests, notices of protest and notices of dishonor;

                        (ii) any requirement of diligence or promptness on the
                part of the Lender or in the enforcement of its rights under this Agreement or any other Loan Document;

                        (iii) any and all notices of every kind and description
                which may be required to be given by any statute or rule of law; and

                        (iv) any defense (other than indefeasible payment in
                full) which it may now or hereafter have with respect to its liability under this Agreement or any other Loan Document or with respect to the Loan Obligations.

        8.6. Candlewood Right to Cure. The Lender agrees that simultaneously with the giving to the Borrower of any Notice of a Default hereunder, the Lender will use reasonable efforts to give a duplicate copy thereof to Candlewood. Candlewood shall have the same period after the sending of a notice to it for remedying the Default as is given to the Borrower under this Agreement. Any cure by Candlewood pursuant to the terms of this Section 8.6 shall have the same effect as if cured by the Borrower.

9. Expenses; Indemnity.

        9.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower will pay:

                (a) all reasonable expenses of the Lender (including the out-of-pocket expenses related to the Loan and reasonable fees and disbursements of the counsel to the Lender) in connection with the preparation, drafting, negotiation, execution and duplication of this Agreement and each other Loan Document, the transactions contemplated hereby and thereby and amendments, waivers, consents and other operations hereunder and thereunder;

                (b) all title insurance premiums, survey costs, recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Loan Document, any Loan Security or the incurrence of the Loan Obligations;

                (c) all reasonable due diligence costs, servicing costs, consultants' fees including fees of inspection engineers as provided in
        Section 5.2.5, costs of credit reports, appraisal costs and travel expenses of, or incurred by, the Lender with respect to the Loan, any contemplated hotel project and any Approved Project; and

                (d) all other reasonable expenses incurred by the Lender, or the holder of any Loan Obligation in connection with the enforcement of any rights hereunder or under any other Loan Document or any work-out negotiations relating to the Loan Obligations, including costs of collection and reasonable attorneys' fees and expenses; provided, however, if the Borrower prevails in any litigation with Lender regarding any enforcement action then the Borrower shall not be required to pay the expenses of enforcement and collection related to such action to the Lender.

        9.2. General Indemnity. The Borrower shall indemnify the Lender and hold it harmless from any liability, loss or damage resulting from the violation by the Borrower of Section 2.6. In addition, the Borrower shall indemnify, the Lender, each of the Lender's directors, officers, employees, agents, Loan Participants, if any, and each Person, if any, who controls the Lender (each of the Lender and such directors, officers, employees, agents, Loan Participants and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding related to this Agreement, the Loan Documents, the transactions contemplated thereby or the Approved Projects that involves Candlewood, Candlewood Member, Candlewood LLC, the Borrower or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving Candlewood, Candlewood Member, Candlewood LLC, the Borrower, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to the Loan Security in accordance with the Loan Documents, or (d) this Agreement, any other Loan Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply (i) to litigation commenced by the Borrower against the Lender which seeks enforcement of any of the rights of the Borrower hereunder or under any other Loan Document and is determined adversely to the Lender in a final nonappealable judgment or
(ii) to the extent such claims, damages, liabilities and expenses result from the Indemnified Party's own gross negligence or willful misconduct. THE BORROWER EXPRESSLY ACKNOWLEDGES THAT IT MAY BE REQUIRED TO INDEMNIFY PERSONS AGAINST THEIR OWN NEGLIGENCE.

10. Successors and Assigns; Lender Assignments and Participations.

        10.1. Successors and Assigns. Any reference in this Agreement or any other Loan Document to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Borrower, the other Obligors or the Lender that are contained in this Agreement or any other Loan Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Borrower, its Subsidiaries and the other Obligors, including Candlewood (other than in connection with a sale or disposition by Candlewood of substantially all of its assets (including by means of a sale of stock or by way of a merger, consolidation or other corporation reorganization)), may not assign their rights or obligations under this Agreement or any other Loan Document, and
(b) the Lender shall be not entitled to assign its rights or obligations hereunder except as set forth below in this Section 10.

        10.2. Assignments by the Lender.

                10.2.1. 0perations; Agent. Subject to this Section 10.2, in the event that the Lender is no longer the sole Lender or wishes to assign a portion of the Loan as provided in this Section 10.2, the Borrower and the Lender shall amend this Agreement in a mutually acceptable manner to add customary operations, agency, assignment and other multi-lender provisions.

                10.2.2. Assignees and Assignment Procedures. The Lender may, in compliance with applicable laws in connection with such assignment, assign to one or more Persons (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents, constituting all or any portion of the Loan which has been advanced and is at the time owing to the Lender. The Lender may assign to any person that is an Affiliate of the Lender (including to the Loan Joint Venture) all or any portion of the Lender's interests in the Loan Documents constituting all or any portion of the Loan whether or not advanced, provided, however, that the Lender shall remain liable for all of the obligations of the Lender hereunder notwithstanding any such assignment. Without the Borrower's consent the Lender may not assign any portion of the Loan which remains unadvanced to any Person that is not an Affiliate of the Lender. The parties to each such permitted assignment shall execute and deliver an assignment and acceptance. From and after the effective date specified in each such permitted assignment and acceptance (which effective date shall be at least five Business Days after the execution thereof unless waived by the Lender) and subject to the possible need to amend this Agreement as provided in Section 10.2.1:

                        (i) the Assignee shall be a party hereto and, to the
                extent provided in such assignment and acceptance, have the rights and obligations of a Lender under this Agreement and

                        (ii) the assigning Lender shall, to the extent provided
                in such assignment and acceptance be released from its obligations under this Agreement (and, in the case of an assignment and acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.3 and 9, as well as to any fees accrued for its account hereunder and not yet paid).

                10.2.3. Substitution of Notes. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Lender (in exchange for the surrendered Note if such Note must be surrendered or reissued as a result of such assignment) a new Note to a permitted Assignee in a principal amount equal to the portion of the Loan assigned to and assumed by such Assignee pursuant to an assignment and acceptance. If the assigning Lender has retained a portion of the Loan, the Borrower shall also execute and deliver to the Lender a new note to the order of the Lender in a principal amount equal to the portion of the Loan retained by the Lender.

                10.2.4. Further Assurances. The Borrower and its Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by a permitted Assignee to enable it to share in the benefits of the rights created by the Loan Documents.

                10.2.5. Miscellaneous. Notwithstanding anything in this Section
        10.2 to the contrary, no transfer or assignment by the Lender of all or any portion of its interests, rights and obligations under this Agreement and the Loan Documents shall be effective until the identity of the transferee or assignee is registered on the books and records maintained by the Borrower or any agent of the Borrower. A certificate that such registration has been completed shall be promptly provided by the Borrower to the Lender and any assignee or successor thereof and such certificate shall constitute conclusive evidence of such registration and the effectiveness of such transfer or assignment.

        10.3. Loan Participants. The Lender may, without the consent of the Borrower or any Obligor, in compliance with applicable laws in connection with such participation, sell to one or more Persons (each a "Loan Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including all or a portion of, the Loan and the Note held by it); provided, however, that:

                (a) the Lender's obligations under this Agreement shall remain unchanged;

                (b) such Lender shall remain solely responsible to the Borrower for the performance of such obligations;

                (c) the Loan Participant shall be entitled to the benefit of the cost protection and indemnification provisions contained in Sections 3.3 and 9, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

                (d) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and, under any agreements between the Lender and such Loan Participant, the Lender shall retain the sole right with respect to the enforcement of the obligations of the Obligors relating to the Loan and the approval of any amendment, modification or waiver of any provision of this Agreement.

        11. Confidentiality. The Lender, the Borrower, its Subsidiaries and the Obligors shall not make any disclosure of confidential information furnished to it by any of the others unless such information shall have become public (other than as a result of a breach of this Section 11), except:

                (a) in connection with operations under or the enforcement of this Agreement or any other Loan Document to Persons who have a reasonable need to be furnished such confidential information and who agree to comply with the restrictions contained in this Section 11 with respect to such information;

                (b) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

                (c) to any parent or corporate Affiliate of such Person or to any Loan Participant, proposed Loan Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the restrictions set forth in this Section 11 with respect to such information;

                (d) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

                (e) with the prior written consent of the Person to whom such confidential information applies, to any other Person.

12. Certain Special Provisions.

        12.1. Single Purpose Entity. In addition to the restrictions in the covenants in Section 6, the Borrower agrees, with and for the benefit of and as a material inducement to the Lender without which the Lender would not enter into this Agreement or make the Loan, that the Borrower and its Subsidiaries will comply with the following provisions:

                12.1.1. Definition. Each of the Borrower and each of its Subsidiaries is, and will hereafter continue to be, a duly formed and existing Single Purpose Entity. The term "Single Purpose Entity" means a Person that (i) was organized solely for the purposes of (a) acquiring and directly holding and owning all ownership interests in a Approved Project, in the case of each Hotel Owner, or (b) in the case of the Borrower acquiring and directly holding and owning all membership interests in all Hotel Owners; (ii) does not have any assets other than those related to its interest in the Approved Projects or the Hotel Owners, as the case may be; (iii) in the case of each Hotel Owner, does not have any Indebtedness other than the Loan and the applicable Senior Construction Loan and as otherwise permitted under this Agreement or the other Loan Documents; (iv) in the case of the Borrower, does not have any Indebtedness other than the Loan and as otherwise permitted under this Agreement or the other Loan Documents;
        (v) has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person; (vi) does not conduct any business other than (A) in the case of each Hotel Owner, the ownership, management and operation of an Approved Project and activities incidental thereto and
        (B) in the case of the Borrower, the ownership of all membership interests in all Hotel Owners and acting as the manager of all Hotel Owners and activities incidental thereto, which business in each such case generates all of the gross income of such Person; and (vii) holds itself out as being an entity separate and apart from any other Person.

                12.1.2. Independent Existence. All customary formalities regarding the separate and independent existence of each of the Borrower and each Hotel Owner from any and all other Persons have been at all times since its respective formation and will hereafter continue to be observed.

                12.1.3. Separate Assets. The Borrower does not now have and will not directly hereafter own any assets constituting real property or tangible personal property other than (i) indirectly through its ownership of the membership interests in Hotel Owners and (ii) the Investments permitted by Section 6.10. Each Hotel Owner does not now have and will not own any assets other than the Approved Project applicable to such Hotel Owner. The assets of the Borrower have not at any time been commingled, and hereafter will not be commingled, with the assets of any Hotel Owner, any other Affiliate of the Borrower or any other Person. The assets of each Hotel Owner have not at any time been commingled, and hereafter will not be commingled, with the assets of the Borrower, any Affiliate of the Borrower, any other Affiliate of such Hotel Owner, or any other Person. No assets have been, nor hereafter will be, transferred between (i) the Borrower and its Affiliates or (ii) any Hotel Owner and its Affiliates, in each case without fair consideration and proper documentation. Neither the Borrower nor any of the Hotel Owners will maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of (a) any member, principal, Subsidiary or Affiliate of the Borrower, (b) any member, principal or Affiliate of any Hotel Owner or (c) any other Person. Notwithstanding anything to the contrary contained herein, in the exercise of its duties as manager of the Borrower, as provided in the LLC Agreement, or as manager for any Hotel Owner, as provided in the Management Agreement, simultaneously or promptly after Candlewood incurs expenses on behalf of the Borrower or any Hotel Owner Candlewood may, provided such expenses are incurred in accordance with the terms of the LLC Agreement or the Management Agreement, as applicable, and are within the applicable budgets therefor, obtain full reimbursement from the Borrower or such Hotel Owner.

                12.1.4. Separate Records. Each of the Borrower and each Hotel Owner shall accurately maintain its respective financial statements and accounting records, separate from those of any Affiliate of the Borrower, any other Hotel Owner, any Affiliate of any Hotel Owner and any other Person. Each of the Borrower and each Hotel Owner will accurately maintain its own bank accounts, payroll and separate books of account. The Borrower's financial statements have not been, and will not in the future be, prepared or presented on a Consolidated basis with those of any other Person other than the Hotel Owners as provided in this Agreement except as required by GAAP. The financial statements of each Hotel Owner have not been, and will not in the future be, prepared or presented on a Consolidated basis with those of any other Person other than the Borrower and the other Hotel Owners as provided in this Agreement except as required by GAAP.

                12.1.5. Separate Liabilities. The Borrower and each Hotel Owner has at all times since its respective formation paid, and hereafter will continue to pay, its own liabilities from its own separate assets.

                12.1.6. Separate Identification. Each of the Borrower and each Hotel Owner has at all times since its respective formation identified itself, and will continue to identify itself, in all dealings with the public, under the Borrower's or such Hotel Owner's own name and as separate and distinct entities. Each of the Borrower and each Hotel Owner has not, at any time since its respective formation identified itself, and will not identify itself, as being a division or a part of any other Person. Each of the Borrower and each Hotel Owner has not, at any time since its respective formation, identified, and will not identify, any other Person, as being a division or part of it. Neither the Borrower nor any of the Hotel Owners will (i) mislead other Persons as to the identity of the entity with which such Person is transacting business, or (ii) suggest that the Borrower or any Hotel Owner is responsible for the debts of any other Person (including any principal, member or Affiliate of the Borrower or any Hotel Owner) unless Hotel Owner is so responsible as herein permitted.

                12.1.7. Adequate Capitalization. Each of the Borrower and each Hotel Owner have been at all times since its respective formation, and hereafter will continue to be, adequately capitalized in light of the nature of its respective business.

        12.2. Candlewood Member's Equity Contribution. Candlewood may cause Candlewood Member to make all or a portion of any Equity Contribution by contributing to the Borrower land, improvements, if any, constituting the project site where the applicable Approved Project for which an Equity Contribution is being made is to be located and personal property both tangible and intangible related to such Approved Project provided such personal property is used in connection with such Approved Project. Any portion of any Equity Contribution for an Approved Project consisting of such land, improvements and personal property shall be valued at the lesser of (x) Candlewood's (or, if applicable, Candlewood Member's) cost of acquiring such land and improvements and, if applicable, constructing such improvements and acquiring such personal property and (y) the amounts budgeted for such land, improvements and personal property in the budget approved by the Lender detailing the Total Project Cost for such Approved Project. In the event that the value of any such land, improvements and personal property contributed by Candlewood Member exceeds the amount of the Equity Contribution required of Candlewood Member pursuant to
Section 5.2.7 with respect to an Approved Project then, as mutually agreed by Candlewood Member and the Lender, either (i) the Tranche Amount for such Approved Project will be reduced by such excess and Candlewood Member may count such excess towards any later required Equity Contribution and the applicable Tranche Amount with respect to such later required Equity Contribution shall be increased by the amount of such excess or (ii) Candlewood Member shall be entitled to receive a cash distribution from the Borrower in an amount equal to such excess, provided, however, that so long as no Event of Default has occurred and is continuing, if Candlewood Member has not received credit or cash for such later required Equity Contribution pursuant to this sentence within thirty (30) days of making any excess Equity Contribution, the Lender shall make an advance of the Loan Amount to the Borrower for such purpose so long as the other terms of this Agreement are met. If at any time after one year from the date of the initial advance of the Loan the total number of Approved Projects for which a Tranche of the Loan is committed to be or has been advanced hereunder is or becomes less than ten (10), then Candlewood shall, prior to any further advances of the Loan by the Lender and if so requested by the Lender, have caused Candlewood Member to make an additional Equity Contribution to the Borrower to increase the total Equity Contribution made by Candlewood Member to the Borrower to an amount equal to fifteen percent (15%) of Total Project Costs of all Approved Projects. Any amounts available from such increase in the Equity Contribution by Candlewood Member shall be applied to prepay the Loan Amount in accordance with Section 4.4.

        12.3. Certain Transaction and Due Diligence Expenses. Prior to the date hereof Candlewood has provided an expense deposit of $150,000 to the Lender to be applied towards the Lender's costs and expenses of documenting the Loan and entering into this Agreement including the expenses described in Section 9.1. Candlewood shall reimburse the Lender for any such expenses the Lender reasonably incurs in connection with documenting the Loan and entering into this Agreement above the amount of such deposit. All such costs and expenses are referred to herein as the "Transaction Expenses". Reasonably promptly after the date of this Agreement the Lender shall provide the Borrower with an accounting of how such deposit was used and shall return any unused portion thereof to Candlewood. Candlewood shall be entitled to be reimbursed by the Borrower for the Transaction Expenses at the times and limited in amount as follows: an amount equal to ten percent (10%) of the Transaction Expenses will be included in the Total Project Cost of an Approved Project for the first ten (10) Approved Projects and the Borrower shall reimburse such amount to Candlewood from the first funding of the Senior Construction Loan applicable to each such Approved Project. If during the term of this Agreement less than ten (10) Approved Projects are funded, then Candlewood shall not be entitled to be reimbursed by the Borrower for any remaining portion of the Transaction Expenses not reimbursed as provided in the immediately preceding sentence and the Borrower shad not owe Candlewood for any such unreimbursed portion of the Transaction Expense. Candlewood shall also be responsible for and shall reimburse the Borrower and the Lender on demand for any reasonable due diligence costs and expenses incurred by the Borrower or the Lender with respect to any proposed hotel project which does not become an Approved Project or for which the conditions to an advance of the Loan are not satisfied. In an effort to mine overlapping due diligence efforts and expenses of the Borrower, the Senior Construction Lenders and the Lender, the Lender shall periodically consult with Candlewood prior to incurring any material due diligence expenses individually or in the aggregate.

        12.4. Subordination of Collateral with respect to Approved Projects. The Lender agrees with and for the benefit of the Borrower that any Loan Security provided to the Lender by any Hotel Owner shall be subject and subordinate to the terms and provisions of the applicable Senior Construction Loan Documents with respect to such Hotel Owner. The Lender shall execute and deliver all documentation reasonably required by any Senior Construction Lender with respect to the applicable Approved Project to evidence such subordination.

        12.5. Brokers, Investment Bankers and other Advisors. The Borrower represents and warrants to the Lender that no investment banker, broker, advisor, agent, consultant or finder has been engaged by it, advised it, brought about or was otherwise involved in any manner in connection with the Loan or any aspect thereof. The Borrower and/or the applicable Hotel Owner shall be solely responsible and shall pay for any fees or commissions owed to any third party investment bankers, brokers, advisors, agents, consultants or finders with respect to any Approved Project. The Borrower shall defend, indemnify and hold harmless the Lender from any claims from any such Person for any fees or commission with respect to any of the foregoing matters.

        12.6. Total Project Costs. It is expected by the Borrower and the Lender that a Total Project Cost for an Approved Project may exceed the total budget for such Approved Project approved by the applicable Senior Construction Lender because the Total Project Cost includes reserves, fees and start up costs which may not be included by such Senior Construction Lender in establishing its budget, the required equity and the amount of the Senior Construction Loan for such Approved Project.

13. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and delivered by hand or mailed, postage prepaid, by registered or certified mail, return receipt requested or by a nationally recognized overnight courier for delivery the next Business Day. Notices shall be deemed given (a) when delivered if delivered by hand, (b) three
(3) Business Days after mailing by registered or certified mail or (c) the next Business Day following deposit with a nationally recognized overnight courier. All notices shall be addressed:

       If to the Borrower, to:

       Candlewood Hotel Company Fund I, LLC
       c/o Candlewood Hotel Company, Inc.
       8621 21st North Street, Suite 200
       Wichita, KS 67206
       Attn: Warren D. Fix

       With a copy to:

       Latham & Watkins
       Sears Tower, Suite 5800
       Chicago, IL 60606
       Attn: Kenneth D. Crews, Esq.

       If to the Lender, to:

       Boston Capital Institutional Advisors LLC
       One Boston Place
       Boston, MA 02108
       Attn: William H. Kremer

       with a copy to:

       Ropes & Gray
       One International Place
       Boston, MA 02110
       Attn: Walter R. McCabe III, Esq.

        with an additional copy to:

        Massachusetts Mutual Life Insurance Company
        Real Estate Finance Group
        1295 State Street K161
        Springfield, MA 01111-001
        Attn: Robert F. Little

        if to Candlewood, to:

        Candlewood Hotel Company, Inc.
        8621 21st Street North, Suite 200
        Wichita, KS 67206
        Attn: Warren D. Fix

Any party may from time to time change its address by providing notice to the other parties in accordance with the requirements of this Section 13.

14.     Liability of the Lender.

        14.1. No Relationship with Vendors. Neither this Agreement nor any other Loan Document shall be construed to make the Lender liable to materialmen, contractors, craftsmen, laborers, vendors or others for goods or services delivered by them for any Approved Project or for debts or claims accruing to such Persons against the Borrower or any Hotel Owner, and it is distinctly understood and agreed that there is no contractual relation, either express or implied, between the Lender and any materialmen, subcontractors, craftsmen, laborers, vendors or any other Persons supplying any work, labor or materials for an Approved Project.

        14.2. No Rights of Third Parties. All conditions to the performance of the obligations of the Lender under this Agreement, including the obligation to make advances of the Loan, are imposed solely and exclusively for the benefit of the Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will make or refuse to make advances of the Loan in the absence of strict compliance with any or all such conditions. No Person other than the Borrower shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it desirable to do so. In particular, the Lender makes no representations and assumes no obligations to any Person concerning the quality of the development, design or construction of any Approved Project or the absence therefrom of defects.

15.     General Provisions.

        15.1. Course of Dealing; No Implied Waivers; Amendments. No course of dealing between any Lender on the one hand, and the Borrower or any other Obligor, on the other hand, shall operate as a waiver of any of the Lender's rights under this Agreement or any other Loan Document or with respect to the Loan Obligations. In particular, no delay or omission on the part of the Lender in exercising any right under this Agreement or any other Loan Document or with respect to the Loan Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent, amendment or discharge with respect to this Agreement or any other Loan Document shall be binding unless it is in writing and, with respect to waivers or discharges, signed by the Lender, and with respect to other changes, signed by the Lender and such of the Borrower, its Subsidiaries, the Obligor and any other Persons who are parties to such Loan Document and any oral waiver, change or discharge of any term or provision of this Agreement shall be without authority and of no force or effect.

        15.2. Defeasance. When all Loan Obligations (other than those referenced in the proviso of the last sentence of this Section 15.2) have been paid and performed in full and if at the time the Lender is no longer committed to extend any credit to the Borrower hereunder or under any other Loan Document, this Agreement and the other Loan Documents shall terminate and, at the Borrower's written request, accompanied by such certificates and other items as the Lender shall reasonably deem necessary, the Loan Security shall revert to the Obligors and the right, title and interest of the Lender therein shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Lender shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement and the other Loan Documents, and shall redeliver to the Obligors any Loan Security then in its possession; provided, however, that Sections 3.3, 11 and 15 and the indemnity provisions in the Environmental Indemnity Agreement shall survive the termination of this Agreement and the termination of the other Loan Documents.

        15.3. Intentionally Omitted.

        15.4. Certain Obligor Acknowledgments. Each of the Borrower and the other Obligors acknowledges that:

                (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents.

                (b) the Lender has no fiduciary relationship with or duty to the Obligors arising out of or in connection with this Agreement or any other Loan Document, and the relationship between the Lender on the one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

        (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Obligors and the Lender.

        15.5. Venue; Service of Process; Certain Waivers. Each of the Borrower, the other Obligors, and the Lender:

                (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Loan Document or the subject matter hereof or thereof.

                (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Loan Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

                (c) Consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 13 is reasonably calculated to give actual notice.

                (d) Waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

        15.6. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE BORROWER, THE OTHER OBLIGORS AND THE LENDER WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY LOAN OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDER, THE BORROWER OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the

Borrower and the other Obligors acknowledges that it has been informed by the Lender that the foregoing sentence constitutes a material inducement upon which the Lender has relied and will rely in entering into this Agreement and any other Loan Document. The Lender, the Borrower or any other Obligor may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Borrower, the other Obligors, and the Lender to the waiver of their rights to trial by jury.

        15.7. Interpretation; Governing Law; etc. Time is (and shall be) of the essence in this Agreement and the other Loan Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Loan Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by the Lender, notwithstanding any investigation made by the Lender on its behalf, and shall survive the execution and delivery to the Lender hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

                [THE REST OF THIS PAGE IS INTENTIONALLY BLANK.]

                                                                [Loan Agreement]

        Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

                                        BORROWER:

                                        CANDLEWOOD HOTEL COMPANY FUND I, LLC

                                        By /s/ WARREN D. FIX
                                          --------------------------------------
                                          Name: Warren D. Fix
                                          Title: Authorized Signatory

                                        LENDER:

                                        BOSTON CAPITAL INSTITUTIONAL ADVISORS
                                        LLC

                                        By /s/ WILLIAM H. KREMER
                                          --------------------------------------
                                          Name: William H. Kremer
                                          Title: Managing Director

                                  EXHIBIT 7.2.2

                              Material Agreements.

1. Administrative Services Agreement dated as of June 1, 1999 between Candlewood and the Borrower ("Administrative Services Agreement").

2. Form of Franchise Agreement to be entered into between Candlewood LLC and each Hotel Owner ("Franchise Agreement").

3. Form of Management Agreement to be entered into between Candlewood and each Hotel Owner ("Management Agreement").

4. The LLC Agreement.

5. Form of Reservations Service Agreement to be entered into between Lexington Services Associates, Ltd. ("Lexington") and each Hotel Owner ("Reservations Service Agreement").